As filed with the Securities and Exchange Commission on May 30, 2006

File No. 333-128707

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AFFINITY MEDIA INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3315459
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1850 Sawtelle Blvd., Suite 470
Los Angeles, CA 90025
(310) 479-1555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter H. Engel
1850 Sawtelle Blvd., Suite 470
Los Angeles, CA 90025
(310) 479-1555

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stuart Neuhauser, Esq.	Steven Skolnick, Esq.
Michael A. Midura, Esq.	Lowenstein Sandler PC
Ellenoff Grossman & Schole LLP	65 Livingston Avenue
370 Lexington Avenue, 19th Floor	Roseland, New Jersey 07068
New York, New York 10017	(973) 597-2500
(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants(2)	3,162,500	$6.00	$18,975,000	$2,233
Shares of Common Stock included as part of the Units(2)	3,162,500	—	—	—	(3)
Warrants included as part of the Units(2)	6,325,000	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	6,325,000	$5.00	$31,625,000	$3,700
Representative’s Unit Purchase Option	1	$100	$100	$0
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	192,500	$6.60	$1,270,500	$150
Shares of Common Stock included as part of the Representative’s Units(4)	192,500	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	385,000	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	385,000	$5.00	$1,925,000	$227
Total			$53,795,600	$6,310	(5)

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 412,500 Units, 412,500 shares of Common Stock and 825,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(5)

 Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, MAY 30, 2006

$16,500,000

AFFINITY MEDIA INTERNATIONAL CORP.

2,750,000 units

Affinity Media International Corp. is a blank check company recently formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities in the publishing industry located in the United States. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $6.00 per share and consists of:

•

one share of our common stock; and

•

two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or _____, 2007 [one year from the date of this prospectus], and will expire on, _____, 2010 [four years from the date of this prospectus], or earlier upon redemption.

Mr. Engel, our chief executive officer, and two non-affiliated accredited investors have agreed to purchase an aggregate of 250,000 units at a price of $6.00 per unit ($1,500,000 in the aggregate) in a private placement that will occur immediately prior to this offering. Such units will be identical to the units sold in this offering. The shares and warrants comprising such units may not be sold, assigned or transferred until we consummate a business combination. The purchasers in the private placement will not have any right to any liquidation distributions with respect to the shares included in such private placement units in the event we fail to consummate a business combination.

We have granted the underwriters a 45-day option to purchase up to 412,500 additional units solely to cover over-allotments, if any (over and above the 2,750,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Maxim Group LLC and Legend Merchant Group, Inc. for $100, as additional compensation, an option to purchase up to a total of 192,500 units at $6.60 per unit, with the warrants issued as part of such units exercisable at $5.00 per share. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol “             ” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols “             ” and “             ”, respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board in the future.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)(2)	Proceeds, before expenses, to us
Per unit	$6.00	$0.24	$5.76
Total	$16,500,000	$660,000	$15,840,000

——————

(1)

Reflects underwriting discounts and commissions of 4%.

(2)

Does not include either (i) a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.06 per unit ($165,000 in total) payable to Maxim Group LLC on the closing of the offering, or (ii) contingent underwriting compensation in the amount of 4% of the gross proceeds of this offering, or $0.24 per unit ($660,000 in total) payable to Maxim Group LLC only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been converted. The underwriting discount and commissions will be equal to 3% of any gross proceeds from the sale of units upon exercise of the underwriters’ over-allotment option, or $.18 per unit. In addition, the contingent underwriting compensation payable to Maxim Group LLC will be equal to 5% of any gross proceeds from the sale of units sold pursuant to the exercise of the underwriters’ over-allotment option, or $.30 per overallotment unit, for total contingent underwriting compensation of up to $783,750 (approximately $.25 per unit) if the over-allotment option is exercised in full and no component shares are converted.

Of the net proceeds we receive from this offering and the private placement, $16,500,000 ($6.00 per unit) will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, acting as trustee. This amount also includes up to $660,000 ($0.24 per unit; $783,750 if the overallotment is exercised in full, which represents approximately $0.25 per unit) which will be paid to Maxim Group LLC if a business combination is consummated, but which will be forfeited by Maxim Group LLC if a business combination is not consummated, as well as the $1,425,000 of net proceeds from the 250,000 units being purchased in the private placement immediately prior to this offering by Mr. Engel, our chief executive officer, and two non-affiliated accredited investors, which includes $60,000 of placement fees payable to Maxim Group LLC, which they have agreed to forfeit if a business combination is not consummated. We will utilize the interest being earned on the proceeds held in the trust account to provide us with additional working capital which we will need in order to search for a target company and consummate a business combination, to pay a portion of the monthly fees for office services to an affiliate and/or to pay for the costs associated with a plan of dissolution and liquidation if we do not consummate a business combination. However, in the event the overallotment is exercised in full, to the extent the amount held in trust is less than $6.00 per unit, then we have agreed to forgo up to the first $74,250 in interest earned on the amount held in trust to cover such shortfall. As a result, our public stockholders will receive the full purchase price of $6.00 per unit (plus, if any, a portion of the interest earned and not previously released to us but net of taxes payable) in the event we dissolve and liquidate our trust account as part of our plan of dissolution and liquidation prior to consummation of a business combination. No interest will be payable to public stockholders converting in connection with a business combination.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about _____, 2006.

Maxim Group LLC Sole Book Runner	Legend Merchant Group, Inc.
__________ ___, 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Affinity Media International Corp. The term “public stockholders” excludes Mr. Engel, our chief executive officer, and two non-affiliated accredited investors with respect to the shares included in the units issued to them in a private placement immediately prior to this offering since they have waived their conversion rights and liquidation rights in connection with a dissolution and liquidation with respect to these shares. Accordingly, as used in this prospectus, the term “public stockholders” means the holders of 2,750,000 shares of our common stock included in the units sold in this offering or in the aftermarket, including, other than as set forth in the immediately preceding sentence, existing stockholders to the extent they purchase or acquire shares in the open market following the offering (3,162,500 shares of common stock if the underwriters’ over-allotment option is exercised in full). Unless we tell you otherwise, references in this prospectus to “units” include 250,000 units that Mr. Engel, our chief executive officer, and two non-affiliated accredited investors have agreed to purchase in a private placement immediately prior to this offering. The information in this prospectus assumes that the underwriters will not exercise their over-allotment option. All share and per share information in this prospectus gives effect to a .2 for-1 stock split in the form of a stock dividend effected in February 2006.

The Company

We are a blank check company organized under the laws of the State of Delaware on August 12, 2005. We were formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities in the publishing industry located in the United States. To date, our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations. Further, we do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

According to the Association of American Publishers, net sales for the entire United States publishing industry are estimated to have increased by 4.6% from 2002 to 2003 and a further 1.3% from 2003 to 2004 to a total of $23.7 billion. These variations in annual growth are typical of the year-to-year fluctuations in the publishing industry. Within these figures, various segments of the industry grew at widely different rates. Therefore, as we evaluate possible acquisitions, we will take into account the growth history and forecast of the areas in which the companies to be acquired operate.

Further, according to a report published in 2005 by Book Industry Study Group titled “Under the Radar: A Breakthrough, In-Depth Study of the Book Industry’s Underreported Segments and Channels,” approximately 63,000 small and mid-sized publishers, each with annual revenues of less than $50 million generated aggregate sales of $14.2 billion, and of those, roughly 3,600 publishers generated aggregate sales of $11.5 billion. The report indicates that small and midsize publishers have been multiplying, and sometimes prospering, while the largest publishing companies have been consolidating. Based on these figures, our management believes that, especially among small and midsize publishers, there will be a number of acquisition targets available.

Through our management team, directors and special advisor, we believe we have extensive contacts and sources from which to generate acquisition opportunities in the publishing industry. These contacts and sources include the owners of publishing companies themselves, private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. To date, no such sources have been approached or have presented or identified potential targets to the special advisor or any of our officers or directors. We expect that, from time to time, one of these contacts or sources will advise either our management team, directors or special advisor of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team, directors or special advisor through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

While we may seek to effect business combinations with more than one target business in the publishing industry, our initial business combination must be for assets with a target business or businesses whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets or more than one target business at the same time. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such business combinations by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. It is possible that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should management elect to pursue more than one acquisition of target businesses simultaneously, management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at the same time, there can be no assurance that we will be able to integrate the operations of such target businesses.

As used in this prospectus, a “target business” shall include assets or an operating business(es) in the publishing industry and a “business combination” shall mean the acquisition by us of such assets or target business(es). We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Other than reviewing several industry reports, including those referenced above, in order to define the publishing industry, neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. We will not enter into any business combination with any affiliates of our initial stockholders, officers or directors. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and liquidation which will include the liquidation of our trust account to our public stockholders.

In addition, pursuant to the terms of a letter agreement, we have agreed  to pay a monthly fee of $7,500 to Silverback Books, an affiliate of Messrs. Engel, Cohl and Dombrowski (our chief executive officer, president and chief operating officer, respectively) for general and administrative services, including but not limited to receptionist, secretarial and general office services, provided that $4,500 of such amount shall only be payable from the interest earned on the trust account. This agreement commences on the date of this prospectus and shall continue until the earlier of the consummation of a business combination or our dissolution and liquidation of our trust account as part of our plan of dissolution and liquidation.

Our officers and directors will not receive any compensation in this offering. Our officers and directors will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on our behalf, which includes an aggregate of $235,000 in loans which they made to us prior to the date of this prospectus. After the consummation of a business combination, if any, to the extent they remain as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the publishing industry. The determination to remain as officers of the resulting business will be determined prior to the completion of the business combination and will depend upon the appropriateness or necessity of current management to remain. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. Further, after the consummation of a business combination, if any, to the extent such persons remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the publishing industry.

In addition to the above, after the consummation of a business combination, we expect to pay two of our directors, Messrs. Arthur and Jaffe, $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such business combination, should they agree to remain on our board of directors and if our stockholders approve such payments. Additionally, as part of their compensation as directors, we have discussed issuing both Messrs. Arthur and Jaffe options to purchase shares of our common stock upon consummation of a business combination and implementation of a stock option plan, should they agree to remain on our board of directors. We have not yet entered into any formal agreements with regard to these matters. If we do enter into formal agreements, at the time such agreements become operative, Messrs. Arthur and Jaffe may no longer qualify as independent directors and, if necessary, we would need to locate additional directors to serve as our independent directors.

We maintain executive offices at 1850 Sawtelle Blvd., Suite 470, Los Angeles, CA 90025 and our telephone number is (310) 479-1555.

Private Placement

Mr. Engel, our chief executive officer, and two non-affiliated accredited investors have agreed to purchase from us an aggregate of 250,000 units at $6.00 per unit in a private placement that will occur immediately prior to this offering. Maxim Group LLC will act as placement agent for the placement and will be entitled to a placement fee equal to 4% of the gross proceeds ($60,000, or $.24 per unit) of the private placement and a non-accountable expense allowance equal to 1% of the gross proceeds ($15,000, or $.06 per unit) of the private placement. The net amount of $1,425,000 includes a contingent placement fee in the amount of 4% of the gross proceeds ($60,000, or $.24 per unit), which will be held in the trust account and will be paid to Maxim Group LLC only upon consummation of a business combination. Such units will be identical to the units sold in this offering. The shares and warrants comprising such units may not be sold, assigned or transferred until we consummate a business combination. The purchasers in the private placement will not have any right to any amounts in the trust account or other liquidation amounts in connection with a dissolution with respect to the shares included in such private placement units in the event we fail to consummate a business combination.

Additional Warrants

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel, Cohl and Dombrowski, our chief executive officer, president and chief operating officer, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted.

The Offering

Securities offered:

2,750,000 units, at $6.00 per unit, each unit consisting of:

•

one share of common stock; and

•

two warrants

The units will begin trading on or promptly after the date of this prospectus.  Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC determines that an earlier date is acceptable, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular.  However, Maxim Group LLC may decide to allow continued trading of the units following such separation. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.  We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus.  The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common stock:
Number outstanding before this offering and private placement	750,000 shares
Number to be outstanding after this offering and private placement	3,750,000 shares
Warrants:
Number outstanding before this offering and private placement	0
Number to be outstanding after this offering and private placement	6,000,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$5.00 per share
Exercise period

The warrants will become exercisable on the later of:

•

the completion of a business combination with a target business, or

•

_______________, 2007 [one year from the date of this prospectus]

The warrants will expire at 5:00 p.m., New York City time, on ______________, 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (including any warrants issued upon exercise of Maxim Group LLC’s unit purchase option):

•

in whole and not in part,

•

at a price of $.01 per warrant at any time after the warrants become exercisable,

•

upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the average closing sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call.  The warrants which are issuable to the representative of the underwriters upon the exercise of the representative’s option, are subject to the same redemption conditions.  If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Payments to Insiders; Potential Warrant Issuance:

Pursuant to the terms of a letter agreement, we have agreed to pay a monthly fee of $7,500 to Silverback Books, an affiliate of Messrs. Engel, Cohl and Dombrowski (our chief executive officer, president and chief operating officer, respectively), for general and administrative services, including but not limited to receptionist, secretarial and general office services, provided that $4,500 of such amount shall be only payable from the interest earned on the trust account. This agreement commences on the date of this prospectus and shall continue until the earlier of the consummation of a business combination or our dissolution and liquidation of our trust account pursuant to our plan of dissolution and liquidation.

Our officers and directors will not receive any compensation in this offering.  Our officers and directors will be entitled to reimbursement for (i) out-of-pocket expenses incurred by them or their affiliates on our behalf, which include an aggregate of $235,000 in loans which they made to us prior to the date of this prospectus and (ii) expenses incurred by them incident to us finding a suitable business combination.

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel, Cohl and Dombrowski, our chief executive officer, president and chief operating officer, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted.

Proposed OTC Bulletin Board symbols for our: Units Common Stock Warrants	“_____” “_____” “_____”
Offering proceeds to be held in trust:

$16,500,000 ($6.00 per unit) of the proceeds of this offering and the private placement will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $15,780,000 may be used by us for the purpose of effecting a business combination, and up to $720,000, which will be paid to Maxim Group LLC if a business combination is consummated, but will be forfeited by Maxim Group LLC if a business combination is not consummated. These proceeds will not be released until the earlier of the completion of a business combination or our dissolution and the liquidation of our trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation; provided, however, that the interest earned on the trust account will be released to us to fund our working capital requirements, to pay a portion of the monthly fee for office services to an affiliate (other than up to $74,250 in interest earned on the amount held in trust to cover a potential shortfall in the trust account, as set forth below) and/or to pay for the costs associated with a plan of dissolution and liquidation if we do not consummate a business combination which we estimate to be approximately $50,000 to $75,000. Therefore, unless and until a business combination is consummated, and other than the interest earned on the trust account that will be released to us, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The $720,000 of the proceeds attributable to the contingent compensation and placement fees will be distributed to Maxim Group LLC, less any amounts attributable to public stockholders exercising their conversion rights upon completion of a business combination, on the terms described in this prospectus or to our public stockholders (other than Mr. Engel, our chief executive officer, and two non-affiliated accredited investors in respect of the 250,000 shares included in the units to be purchased by them in the private placement) upon our dissolution and the liquidation of our trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation, but will in no event be available for use by us in a business combination. Expenses may be paid prior to a business combination only from the net proceeds of this offering and the private placement not held in the trust fund (initially, approximately $150,000 after the payment of the expenses relating to this offering) and any interest earned in the trust account released to us as mentioned above. It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve and liquidate our trust account as part of our stockholder-approved plan of dissolution and liquidation.

Of the net proceeds we receive from this offering and the private placement if the overallotment is exercised in full, $18,900,750 will be deposited into the trust account. This amount also includes up to $783,750, which represents approximately $0.25 per unit, which will be paid to Maxim Group LLC if a business combination is consummated, but which will be forfeited by Maxim Group LLC if a business combination is not consummated, as well as the $1,425,000 in net proceeds from the 250,000 units being purchased in the private placement immediately prior to this offering by Mr. Engel, our chief executive officer, and two non-affiliated accredited investors, which includes $60,000 of placement fees payable to Maxim Group LLC, which they have agreed to forfeit if a business combination is not consummated. In the event the overallotment is exercised, to the extent the amount held in trust is less than $6.00 per unit, then we have agreed to forgo interest earned on the amount held in trust to cover such shortfall, which amount would be $74,250 if the overallotment was exercised in full. As a result, our public stockholders will receive the full purchase price of $6.00 per unit (plus, if any, a portion of the interest earned and not previously released to us but net of taxes payable) in the event of our dissolution and the liquidation of our trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation prior to consummation of a business combination. No interest will be payable to public stockholders converting in connection with a business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed, the warrant exercise price will be paid directly to us.

Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in the private placement or the aftermarket by existing stockholders and their designees (including holders of the 250,000 shares purchased by Mr. Engel, our chief executive officer, and two non-affiliated accredited investors in the private placement) will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the shares of common stock included in the units sold in this offering and the private placement and cast at the meeting are voted in favor of the business combination and public stockholders owning 27.26% or less of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.  Even if 27.26% or less of the stockholders, as described above, exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to meet the 80% net asset threshold required for a business combination, and we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate our trust account pursuant to our stockholder-approved plan of dissolution and liquidation. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation in the event our stockholders do not approve such business combination.

We will not enter into any business combination with any affiliates of our initial stockholders, officers or directors.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund, without interest ($6.00 per share).  Public stockholders that convert their stock into their pro rata share of the trust fund will continue to have the right to exercise any warrants they may hold.

Dissolution and liquidation if no business combination:

Pursuant to the terms of the trust agreement by and between us and American Stock Transfer and Trust Company and applicable provisions of the Delaware General Corporation Law, we will dissolve and promptly liquidate and release only to our public stockholders, as part of our plan of dissolution and liquidation, the amount in our trust fund if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination contemplated by such letter of intent or definitive agreement has not yet been consummated within such 18 month period). We cannot provide investors with assurances of a specific timeframe for the dissolution and liquidation. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the agreement of our board to dissolve our company at that time. Consistent with such obligations, we will seek stockholder approval for any such plan of dissolution and liquidation, and our directors and executive officers have agreed to vote in favor of such dissolution and liquidation. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust including interest earned on the trust account, our liabilities and obligations. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation as part of our plan of dissolution and liquidation occurring upon our failure to consummate a business combination, and to vote in favor of any such plan of dissolution and liquidation, with respect to those shares of common stock acquired by them prior to this offering and with respect to the shares included in the 250,000 units Mr. Engel, our chief executive officer, and two non-affiliated accredited investors have agreed to purchase in the private placement. In addition, Maxim Group LLC has agreed to waive their rights to the $720,000 ($843,750 if the underwriters’ over-allotment option is exercised in full) of contingent compensation and of placement fees deposited in the trust account for their benefit if the business combination is not consummated. Accordingly, in the event we liquidate the trust account, our public stockholders will receive $6.00 per unit (plus interest, if any, net of taxes payable and that portion of the earned interest previously released to us). We will pay the costs associated with our dissolution and liquidation from our remaining assets outside of the trust fund, including interest earned on the trust account. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan.

We expect that all costs associated with the implementation and completion of our plan of dissolution and liquidation as well as funds for payments to creditors, if any, will be funded by the interest earned on the trust account released to us although we cannot give you assurances that there will be sufficient funds for such purposes. Certain of our executive officers have agreed to indemnify us for all claims of creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be between $50,000 and $75,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund the $50,000 to $75,000 in costs and expenses.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

Escrow of existing stockholders’shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors (except with regard to shares contained in the units purchased in the private placement), will place the shares they owned before this offering and the private placement into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent.  Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and except for up to 22,156 shares which may be surrendered to us for cancellation, these shares will not be transferable during the escrow period and will not be released from escrow until ______________, 2009 [three years from the date of this prospectus], unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.  If we are forced to dissolve and liquidate, these shares will be cancelled.

Lockup and cancellation of private placement units:

The 250,000 units to be sold to Mr. Engel, our chief executive officer, and two non-affiliated accredited investors in the private placement immediately prior to this offering may not be sold, assigned or transferred until we consummate a business combination. Until such time, these units will be held in an account maintained by Maxim Group LLC.  If we are forced to dissolve and liquidate, these units and the shares of common stock and warrants underlying the units sold in the private placement will be cancelled.

Determination of offering amount:

We based the size of this offering on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We also considered the financial resources of competitors, including other blank check companies with no limitation on the industries in which they may acquire businesses and the amounts such blank check companies were seeking to raise or had raised in recent public offerings. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. In addition, we also considered the past experiences of our officers and directors in operating businesses, and the size of those businesses, in the publishing industry. We believe that possessing an equity base equivalent to the net proceeds of this offering will allow us to reduce the number of potential competitors for combination transactions while providing us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in the publishing industry.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our promoter’s initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital	$22,928	$15,888,324
Total assets	228,078	15,888,324
Total liabilities	269,754	—
Value of common stock which may be converted to cash ($6.00 per share)(2)	—	4,318,272
Stockholders’ (deficit) equity	(41,676)	11,570,052

——————

(1)

The “as adjusted” information gives effect to the sale of the units in this offering and the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

(2)

If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to convert their stock for $6.00 per share, $0.24 per share of which will be funded through a portion of the contingent underwriting discount and placement fees, which Maxim Group LLC has agreed to forfeit in order to pay the converting stockholders.

The “actual” information for working capital excludes $170,396 of costs related to this offering and the private placement which were incurred or paid prior to March 31, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” information gives effect to the sale of the units we are offering, including the sale of units in the private placement, and also including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

The working capital and total assets amounts include the $16,500,000 ($6.00 per unit) to be held in the trust fund, $15,780,000 of which will be available to us to consummate a business combination within the time period described in this prospectus, with the balance of $720,000 to be used to pay contingent compensation and placement fees payable to Maxim Group LLC, upon consummation of a business combination. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund (including $720,000 of contingent compensation and placement fees to be held for the benefit of Maxim Group LLC) will be distributed solely to our public stockholders. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, but excludes Mr. Engel, our chief executive officer, and two non-affiliated accredited investors with respect to the shares included in the units they have agreed to purchase in the private placement since they have waived their conversion and rights to any liquidation amount in connection with our stockholder-approved plan of dissolution and liquidation with respect to these shares.

We will not proceed with a business combination if public stockholders owning more than 27.26% of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if stockholders owning 27.26% or less of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert for cash 27.26% or less of the 2,750,000 shares of common stock sold in this offering, or 749,700 shares of common stock, at an initial per-share conversion price of $6.00. The conversion price per share is greater than each public stockholder’s initial pro rata share of the trust account of $5.76. Of the excess conversion price, $0.24 per share represents Maxim Group LLC’s contingent fee, which they have agreed to forego to the extent stockholders convert their shares. In recognition of this reduction in proceeds, and in order to partially offset the resulting dilution to non-converting stockholders, management has agreed to surrender shares to us (at an agreed value of $6.00 per share) for cancellation, up to a maximum of 22,156 shares, or $132,936. However, even if 27.26% or less of the stockholders, as described above, exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to meet the 80% net asset threshold required for a business combination, and we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate our trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks Associated With Our Potential Business

We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, merge with, engage in a capital stock exchange with, purchase all or substantially all of the assets of, or engage in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities in the publishing industry located in the United States. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Other than reviewing several industry reports in order to define the publishing industry, neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. We will not generate any revenues or income (other than interest income, net of taxes, if any, on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

If we are forced to dissolve and liquidate before a business combination our warrants will expire worthless.

If we are unable to complete a business combination and are forced to dissolve, liquidate and wind up, there will be no amount payable upon such liquidation with respect to our outstanding warrants and, accordingly, the warrants will expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination — Dissolution and liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies including the ability to receive all interest earned on the amount held in trust.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust fund. Because we are not subject to Rule 419, most of the interest earned on the funds deposited in the trust fund will be released to us to fund our working capital and will not be available at all to those public stockholders converting in connection with a business combination and our units will be immediately tradable. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, approximately 61 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only 7 companies have consummated a business combination, while 14 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 40 blank check companies with approximately $2.57 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only 7 of such companies have completed a business combination and 14 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price  received by stockholders from the trust account as part of our stockholder-approved plan of dissolution and liquidation will be less than $6.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $6.00 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account and net of any amounts released to us as working capital or to fund costs associated with our plan of dissolution and liquidation if we do not consummate a business combination), due to claims of such creditors. If we are unable to complete a business combination and are forced to dissolve and liquidate, certain of our executive officers will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust account in order to preserve a $6.00 per-share liquidation price. Based on information we have obtained from such individuals, we currently believe that such persons are capable of funding a shortfall in our trust account, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our executive officers will be able to satisfy those obligations. We believe the likelihood of our executive officers having to indemnify the trust account is minimal.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is minimal. However, because we will not be complying with Section 280, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

We will dissolve and liquidate if we do not consummate a business combination

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account (net of taxes payable and that portion of the interest earned previously released to us). Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and liquidation which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets outside of the trust fund, and we estimate such costs to be between $50,000 and $75,000. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations, although we cannot give you assurances that there will be sufficient funds for such purpose. The amounts held in the trust account may be subject to claims by third parties, such as vendors, prospective target business or other entities, if we do not obtain waivers in advance from such third parties prior to such parties providing us with services or entering into arrangements with them.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•

our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of the such deadline, convene and adopt a specific plan of dissolution and liquidation which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•

upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline.  We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution.  Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released.  Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and liquidation by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 15,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option or their purchase option), there will be 5,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

Additionally, the publishing industry is capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions and working capital needs. If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $150,000 (not including any interest we may earn on money in the trust account, all of which we are entitled to in order cover our operating expenses and our costs associated with a stockholder-approved plan of dissolution and liquidation if we do not consummate a business combination) from the proceeds of this offering and the private placement to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated.  If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced todissolve and liquidate as part of our stockholder-approved plan of dissolution and liquidation prior to consummating a business combination.

Our ability to effect a business combination and to execute any potential business plan afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect most of our management and other key personnel to remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate terms with the combined company as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment or consulting agreement or other arrangement. The determination to remain as officers of the resulting business will be determined prior to the completion of the transaction and will depend upon the appropriateness or necessity of current management to remain. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

None of our officers or directors has ever been associated with a blank check company which could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to dissolve and liquidate the trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.”  We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

Our officers and directors may in the future become affiliated with other entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they have prior fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.”  We cannot assure you that these conflicts will be resolved in our favor.

All of our directors own shares of our common stock, and certain of our directors will own units purchased in the private placement, which will not participate in the liquidation of the trust account as part of our stockholder-approved plan of dissolution and liquidation and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our directors own stock in our company, and Mr. Engel, our chief executive officer, and two non-affiliated accredited investors will own units purchased in a private placement consummated prior to this offering, but have waived their right to the liquidation of the trust account as part of our stockholder-approved plan of dissolution and liquidation with respect to those shares (including shares included in the units purchased in the private placement) upon the liquidation of the trust account to our public stockholders if we are unable to complete a business combination. The shares and warrants owned by these persons (including our officers and directors) will be worthless if we do not consummate a business combination. Additionally, our management will receive warrants to purchase additional shares of our common stock for $.10 per share if certain share price targets are met. The personal and financial interests of these directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, these directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount available outside the trust fund unless the business combination is consummated and therefore they may have a conflict of interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount available outside the trust fund, unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of less than $5,000,000 and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products or services. Additionally, we may face obstacles to completing simultaneous acquisitions.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including the amount of funds available to consummate a business combination, possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we may not have sufficient management, financial and other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time which could result in a failure to properly evaluate multiple acquisitions. Further, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

If we seek to consummate more than one business combination, we may have problems financing such transaction, and as a result we may only be able to complete a single business combination. In addition, exercise of conversion rights by our stockholders may leave us with insufficient funds to complete a business combination.

The net proceeds from this offering and the private placement will provide us with approximately $15,780,000 which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a fair market value of at least 80% of our net assets at the time of such acquisition. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business or businesses that have a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely-related operating businesses at the same time.

We will proceed with a business combination only if a majority of the shares of common stock included in the units sold in this offering and the private placement and cast at the meeting are voted in favor of the business combination and public stockholders owning 27.26% or less of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.  Even if 27.26% or less of the stockholders, as described above, exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to meet the 80% net asset threshold required for a business combination, and we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate as part of our stockholder-approved plan of dissolution and liquidation.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering and the private placement, our existing stockholders (including all of our officers and directors) will collectively own 26.7% of our issued and outstanding shares of common stock (assuming the purchase of 250,000 units in the private placement by Mr. Engel, our chief executive officer, or two non-affiliated accredited investors, no additional purchases by our existing stockholders in the offering, and no exercise of additional warrants to purchase up to 427,000 shares of our common stock that may be issued to our existing stockholders). None of our other existing stockholders, officers and directors has indicated to us that they intend to purchase units or warrants on the open market following the offering. For a more complete discussion, please see the section of this prospectus entitled “Principal Stockholders.”

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, initially only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering and the private placement, only $150,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to the interest earned on the trust account in excess of the amount necessary to allow for a $6.00 per share liquidation price to our public stockholders for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to dissolve, liquidate and wind up.

Our existing stockholders paid an aggregate of $25,000, or approximately $.033 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 36% or $2.14 per share (the difference between the pro forma net tangible book value per share of $3.86, and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units (but not including any overallotments issued to the underwriters), we will be issuing warrants to purchase 6,000,000 shares of common stock. In addition, we have agreed to sell to Maxim Group LLC and Legend Merchant Group, Inc. an option to purchase up to 192,500 units, and to issue to our existing stockholders warrants to purchase up to 427,000 shares of our common stock for $.10 per share upon meeting certain share price targets. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing stockholders have rights to receive warrants to purchase common stock based upon certain metrics. The exercise of those warrants could reduce our earnings per share.

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel, Cohl and Dombrowski, our chief executive officer, president and chief operating officer, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted. The exercise of these warrants could be deemed to be an expense of ours and could accordingly reduce our earnings per share.

If our existing stockholders (including stockholders who have purchased units in the private placement) exercise their registration rights, it may have an adverse effect on the market price our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders, including stockholders who have purchased units in the private placement, are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus. If such existing stockholders exercise their registration rights with respect to all of their shares of common stock (including those 250,000 shares and 500,000 shares issuable upon exercise of warrants convertible into shares of common stock issued in the private placement, and up to 427,000 warrants that may be issued to our existing stockholders upon meeting certain price targets for our common stock), then there will be an additional 1,927,000 shares of common stock eligible for trading in the public market and we will bear the costs of registering such securities. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana,  New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended, and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting—State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We anticipate that our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, as amended, because, following the offering and prior to the consummation of a business combination, we may be viewed as engaging in the business of investing in securities (in this case United States government securities as described below) having a value exceeding 40% of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted which, among other problems, may make it difficult for us to complete a business combination. Such restrictions include:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

However, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

All of our officers or directors own shares of our common stock. Additionally, no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. We believe that two members of our board of directors are currently “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individual is not “independent.”  If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

After the consummation of a business combination, we expect to pay two of our directors, Messrs. Arthur and Jaffe, $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such business combination, should they agree to remain on our board of directors and if our stockholders approve such payments. Additionally, as part of their compensation as directors, we have discussed issuing both Messrs. Arthur and Jaffe options to purchase shares of our common stock upon consummation of a business combination and implementation of a stock option plan, should they agree to remain on our board of directors. We have not yet entered into any formal agreements with regard to these matters. If we do enter into formal agreements, at the time such agreements become operative, Messrs. Arthur and Jaffe may no longer qualify as independent directors and, if necessary, we would need to locate additional directors to serve as our independent directors.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $560,000 minimum amount pursuant to this policy (assuming non-exercise of the overallotment option). Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

We could be liable for up to the amount of the purchase price of the private placement units, plus interest, to the purchasers in the private placement conducted concurrently with this offering.

We have agreed to sell, in a concurrent private placement, 250,000 units to Mr. Engel, our chief executive officer, and two non-affiliated accredited investors. This concurrent private placement of $1,500,000 in units is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sale of the private placement units. If this offering were deemed to be a general solicitation with respect to the units sold in the private placement, the offer and sale of such units would not be exempt from registration and the purchasers of those units could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The agreement entered into for the private placement contains provisions under which the purchasers have waived any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the private placement units, and have agreed to indemnify us against such claims. The possibility exists that the private placement could be reversed, that the waiver of rescission may be voidable by the purchasers in the private placement and the consideration received by us in connection therewith may have to be repaid. In such an event, we would be adversely affected and we may have an obligation to fund this rescission.

Since we are not an operating company, the pricing of the units in this offering is relatively arbitrary.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters, Maxim Group LLC. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

An investment in this offering may involve adverse tax consequences because the conversion and liquidation price per share is greater than the $6.00 per unit purchase price.

While we intend to take a contrary position, there is a risk that a public stockholder’s entitlement to receive payments in excess of the public stockholder’s tax basis in our common stock upon exercise of the investor’s conversion right or upon the dissolution and liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in a tax liability to the investor without the investor’s receipt of cash from us. Such risk might also arise as a result of management’s agreement to surrender shares if and to the extent investors exercise their conversion rights. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

Risks Associated with the Publishing Industry

Even if we consummate a business combination, of which no assurances can be given, our proposed business will be subject to numerous risks, including the following:

Our potential business would be heavily dependent on publishing, and any revenue or income we would derive could decrease as a result of industry downturns or cost increases.

Because our potential business may depend on publishing books, magazines or other publications, we may be adversely affected by increased publishing industry costs. The publishing industry is subject to various economic factors that could cause a downturn in industry revenues and profits and a decline in our potential business. For example, increases in the cost of paper, printing expenses and mailing costs could reduce income from our potential publications. To the extent that we become involved in the magazine industry, a decline in magazine popularity generally and/or in advertising revenue could also adversely affect our results and financial condition.

Any potential revenues and income we earn could decline due to general economic trends and declines in spending.

In the industry segments in which we plan to operate, i.e. publishing and related businesses, revenues are largely generated by business and/or consumers discretionary spending. Advertising in magazines, and consumer spending on books, periodicals, or other publications, may therefore tend to decline during recessionary periods. They may also decline at other times for various, not-always-measurable reasons. In parallel, the industries that are symbiotic with publishing (such as marketers of products whose sales may be impacted by the books or magazines we publish, or entertainment companies using the content of our published materials) may also decline. Such declines would adversely affect our business.

We would compete in highly competitive markets, and we would be vulnerable to larger, more experienced, and better financed competitors.

The publishing markets in which we may compete are extremely competitive. We believe the competition we would face would be based primarily on the following factors:

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price;

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editorial quality;

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distribution;

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marketing;

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licenses;

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timely introduction of new titles;

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product positioning; and

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author name recognition.

Many of our potential competitors in the publishing market will have significantly more resources, broader market presence, and greater experience than we have. These advantages will allow them to spend considerably more on marketing, and may allow them to use their greater resources more effectively than we can. Accordingly, these competitors may be able to take advantage of market opportunities and withstand market downturns better than we can.

The industries related to publishing in which we may compete similarly face competition. In videos and DVDs, established television channels may be able to market products that are competitive to ours with more media support than we can afford. In Internet product offerings, large competitors such as Amazon, eBay, Barnes & Noble and Yahoo, may copy any successful launches we pioneer and thus inhibit our offerings’ long term success.

There are few barriers to entry into our potential lines of business, allowing new companies to launch books or other publications competitive with ours.

The publishing industry has relatively low barriers to entry. As a result, new companies and ventures may, and in all likelihood will, launch books, publications or other products which will compete with any that we may in the future produce. In addition, some of our competitors may be well financed by larger rivals, and they may gain popularity in the marketplace at our expense. This could in turn result in a decline in our potential revenues.

We would face competition directly not only from other book publishers, but indirectly from non-print media such as the Internet, CD-ROMs, or various forms of electronic downloads.

While we will seek out businesses that prove adaptable to new means of communication and dissemination of information, we cannot guarantee you that we will succeed in finding or consummating a business combination with such a business. If consumers generally were to begin to rely on information disseminated via non-print media, our potential business, to the extent it was not adaptable to such dissemination, would be adversely affected.

If we are unable to predict, respond to, or influence trends that appeal to our customers, our potential revenues would fall.

Any potential business we enter will be heavily dependent on our ability to provide creative, useful and attractive ideas, information and concepts, with strong appeal to our potential individual and/or corporate customers. In order to accomplish this, we will have to respond quickly and effectively to the demand for changing ideas, information, concepts and products. We cannot be sure that any new ideas and content that we may develop will fulfill those demands, or that such ideas or content will gain commercial acceptance.

A decline in demand may generate heavy returns of our potential products.

Most books, DVDs, and video sales are made on a “guaranteed sale” basis. Thus, if the product fails to sell, or if a retailer, after ordering product, decides not to put part or all of it up for sale, the retailer may return the merchandise for full credit. If the return is substantial, it may result in excess inventory that is unsalable at normal retail rates and must be sold at a considerable loss, or even scrapped. Such returns would adversely affect our potential revenues and results of operations.

New product introductions may fail.

As our potential book titles, publications or other assets age, they will sell more slowly. Consequently, maintaining or building our revenue will depend on our ability to identify market trends and launch new titles, publications, or Internet offerings to serve them. We cannot assure you that such new products will be successful.

We may not recoup the cost of developing new products.

To establish market acceptance of any new book or publication, we would have to dedicate significant time and money to research, intellectual property development, production, marketing, and sales. These costs would be especially high and speculative in developing new products in the rapidly evolving electronic arenas such as DVDs, video-on-demand and video games where substantial expenses often precede meaningful revenues. Thus, we may not recoup the cost of developing any new books or publications, especially electronic products, for lengthy periods or at all.

Our stock may not reach its full value due to fluctuations in our sales and profit performance and seasonality.

Revenues from quarter-to-quarter and from year-to-year may be adversely affected by the number and timing of new books, publications, or other intellectual property. As a result, our sales and profit performance may not be steady, adversely affecting the attitudes of investors towards us, as well as the price of our stock. Additionally, the publishing industry’s seasonal nature is directly tied to the buying patterns of consumers for books, many of which sell more heavily during the pre-Christmas season. These buying patterns may also affect our quarterly revenues and results of operations.

Companies we may acquire may be dependent on licenses for intellectual property that may be of limited duration and may not be renewed.

Many publishers depend for much of their volume on licensed brand names or characters. Such licenses may be of only a limited remaining duration. Upon their expiration, the licensor may either demand higher fees, our may refuse to extend the license at all. To the extent we find ourselves in such a situation, we may experience a considerable reduction in the sales and profits of any potential companies we may acquire.

Authors whose books become successful may demand larger advances, or may switch to another publisher.

Certain books which we may publish or otherwise produce may become “best-sellers” garnering considerable publicity for their authors. In such cases, authors may demand higher fees for future books, or switch to larger publishers who can afford to pay them more than we can. Such actions would block our opportunity to capitalize on any such successful books.

Intellectual property claims and other litigation against us can be costly and result in the loss of significant rights, as well as impair our management’s ability to run our potential business.

If we acquire a business or assets in the publishing industry, other parties may assert, against us, claims of ownership or infringement of some or all of the intellectual property we purchased. They may then either demand payment for the use of that property, or force us to cease and desist. We cannot assure you that we would prevail against any such claims. Additionally, such litigation may result in substantial costs and may detract from the time our management can devote to our affairs, including running any potential businesses we have acquired or searching for potential target companies or assets for business combinations. This would materially adversely affect our results of operations, as well as our chances of successfully completing such business combinations.

Rights we may own or acquire may be limited in scope and not extend to all present or future media, and may not include the right to create derivative works.

Licenses held by companies we may acquire or otherwise obtained by us may not extend to the right to reproduce such intellectual property in all present and future media formats. As a result, if there were a shift to media other than that for which we hold licenses, we may lose business in our traditional areas without being able to replace it in the new areas. This may materially reduce our potential revenue.

There may be risks associated with our potential distribution channels.

We may choose to sell our potential books or other publications primarily to large retail chains, large wholesalers, warehouse clubs, office superstores and computer and electronics superstores. Our future financial results may therefore depend in large part on our relationship with such customers. Any disruption in such relationships could adversely affect our financial performance.

To obtain sufficiently low prices, we may have to purchase relatively large quantities of book inventories some of which may prove to be unsalable.

In general, the price of book printing and binding drops significantly with increased quantities per title. Thus, publishers are often forced to purchase quantities that, if the book fails to live up to expectations, may not sell for long periods, or may have to be liquidated at well below cost. To the extent that any potential business we acquire would be forced to take such action, such sell-offs may materially reduce its potential revenue.

If we acquire several companies with the intent of merging them to achieve economies of combination, a failure to merge them smoothly may harm our financial results.

If we acquire several companies, rather than a single one, to total a value of at least 80% of our net assets, we would expect to achieve economies of combination by downsizing the combined management and administrative staffs into a smaller, less expensive management cadre. If we are not successful in achieving these economies of combination, our financial results could suffer.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement and our expected uses will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering	$16,500,000	$18,975,000
Private placement	$1,500,000	$1,500,000
Total	$18,000,000	$20,475,000

Offering and placement expenses(1)
Underwriting discount(2)	$720,000	$794,250
Underwriting non-accountable expense allowance (1% of gross proceeds)(3)	$180,000	$180,000
Contingent underwriting compensation(4)	$720,000	$843,750
Legal fees and expenses (including blue sky services and expenses)	$300,000	$300,000
Miscellaneous expenses	$47,810	$47,810
Printing and engraving expenses	$50,000	$50,000
Accounting fees and expenses	$40,000	$40,000
SEC registration fee	$6,310	$6,310
NASD registration fee	$5,880	$5,880
Total offering and placement expenses	$2,070,000	$2,268,000

Net proceeds from this offering and private placement	$15,930,000	$18,207,000
Contingent underwriting compensation adjustment(4)(5)	$720,000	$843,750

Held in trust(5)(6)	$16,500,000	$18,900,750
Not held in trust	$150,000	$150,000
Total net proceeds	$16,650,000	$19,050,750
Use of net proceeds not held in trust and interest earned on the trust account(7) that may be released to us to cover our operating expenses(8)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement(9)	$200,000	$200,000
Payment for administrative services and support ($7,500 per month for 24 months)(10)	$180,000	$180,000
Due diligence of prospective target businesses(11)	$200,000	$200,000
Legal and accounting fees relating to SEC reporting obligations(12)	$50,000	$50,000
Working capital to cover miscellaneous expenses (including finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination, D&O insurance, franchise taxes and dissolution obligations and reserves, if any)(13)	$150,000	$150,000
Total	$780,000	$780,000

——————

(1)

A portion of the offering expenses have been paid from the funds we received from Messrs. Engel and Cohl described below. These funds will be repaid out of the proceeds of this offering and the private placement not being placed in trust upon consummation of this offering.

(2)

Represents 4% of the gross proceeds ($720,000) from the sale of the 3,000,000 units in this offering and the private placement and 3% of the gross proceeds ($74,250) from the sale of the 412,500 units subject to the underwriters’ over-allotment option.

(3)

The 1% non-accountable expense allowance payable to Maxim Group LLC is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(4)

Represents 4% of the gross proceeds ($720,000) from the sale of the 3,000,000 units in this offering and the private placement and 5% of the gross proceeds ($123,750) from the sale of the 412,500 units subject to the underwriters’ over-allotment option that will be paid to Maxim Group LLC only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. If a business combination is not consummated and we dissolve and liquidate our trust account to our public stockholders as part of our plan of dissolution and liquidation as approved by our stockholders, such amounts will be distributed among our public stockholders.

(5)

Includes $720,000 (or $843,750 if the underwriters’ overallotment option is exercised in full) of the underwriters’ discount, which Maxim Group LLC has agreed to deposit into the trust account and forfeit if we do not consummate a business combination.

(6)

Of this amount held in the trust account, up to $15,780,000 (or $18,057,750 if the underwriters’ overallotment option is exercised in full) may be used by us to consummate a business combination.

(7)

We expect that the estimated amount of the net interest earned on the trust account that may be released to us to cover our operating expenses will be $630,000. Of the $780,000 currently reserved to cover our operating expenses, we anticipate using $630,000 of such net interest together with $150,000 of proceeds not held in trust.

(8)

These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

(9)

We have estimated this cost to be approximately $200,000. We expect to fund approximately $170,000 of this cost from the interest earned on the funds in the trust account which is released to us.

(10)

We have estimated the total of such costs over a 24 month period to be $180,000. We expect to fund approximately $108,000 ($4,500 per month) of this cost from the interest earned on the funds in the trust account which is released to us.

(11)

We have estimated this cost to be approximately $200,000. We expect to fund approximately $191,000 of this cost from the interest earned on the funds in the trust account which is released to us.

(12)

We have estimated this cost to be approximately $50,000. We expect to fund approximately $41,000 of this cost from the interest earned on the funds in the trust account which is released to us.

(13)

We have estimated this cost to be approximately $150,000. We expect to fund approximately $120,000 of this cost from the interest earned on the funds in the trust account which is released to us. We currently estimate that we would require approximately $50,000 to $75,000 to implement our stockholder approved plan of dissolution and liquidation in the event we do not consummate a business combination.

$16,500,000, or $18,900,750 if the underwriters’ over-allotment option is exercised in full, of the net proceeds of the offering will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. Of this amount, up to $720,000 ($843,750 if the underwriters’ over-allotment option is exercised in full) will be paid to Maxim Group LLC as contingent fees in connection with this offering and the private placement, if and only if a business combination is consummated, leaving us with $15,780,000 with which to consummate a business combination. Other than interest income which may be released to us as described in the table above, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation to our public stockholders of our trust account as part of our stockholder-approved plan of dissolution and liquidation, net of any taxes paid. The proceeds held in the trust fund (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their conversion rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there is insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

Pursuant to the terms of a letter agreement, we have agreed to pay a monthly fee of $7,500 to Silverback Books, an affiliate of Messrs. Engel, Cohl and Dombrowski (our chief executive officer, president and chief operating officer, respectively), for general and administrative services, including but not limited to receptionist, secretarial and general office services, provided, that $4,500 of such amount shall be payable only from the interest earned on the trust account. This agreement commences on the date of this prospectus and shall continue until the earlier of the consummation of a business combination or our dissolution and liquidation to our public stockholders of our trust account as part of our stockholder-approved plan of dissolution and liquidation.

Prior to the closing of a business combination, we have agreed to obtain keyman life insurance in the amount of $2,000,000 in the aggregate on the lives of Messrs. Engel and Cohl for a three year period. Based on current estimates, the premium for such life insurance policies, of which we will be the sole beneficiary, is expected to be approximately $30,000 per year, and will be funded from the interest earned on the proceeds held in the trust account.

We have estimated that the costs to identify and research prospective target businesses and the costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement, will be approximately $600,000. Only $78,000 of the net proceeds have been allocated for such purposes and we intend to fund the balance ($522,000), as well as amounts that may exceed our current estimates, from the interest earned on the proceeds being held in the trust account, less interest earned on the trust account held back in the trust account to ensure a $6.00 per share liquidation price to public stockholders (if applicable). We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

We intend to use a portion of the net proceeds and a portion of the interest earned on the funds in the trust account which is released to us allocated to working capital for director and officer liability insurance premiums. We intend to fund our working capital needs as well as amounts that may exceed our current estimates, from the interest earned on the proceeds being held in the trust account (less up to the first $74,250 in interest earned on the amount held in trust to cover any shortfalls if the overallotment option is exercised in full), with the balance being held for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. The interest earned on the trust account in excess of the amount necessary to have a $6.00 per share liquidation price to the public stockholders will be released to us to fund our working capital and costs associated with our stockholder-approved plan of dissolution and liquidation including reserves, if any, if we do not consummate a business combination. No interest will be payable to public stockholders converting in connection with a business combination.

It is also possible that we could use a portion of such working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve and liquidate as part of our stockholder-approved plan of dissolution and liquidation.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target businesses, which may include subsequent acquisitions.

As of the date of this prospectus, Howard Cohl, our president, and affiliates of Peter Engel, our chief executive officer, have loaned us a total of $235,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, blue sky fees and certain legal and accounting fees and expenses. These loans will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust. In addition, prior to our formation, affiliates of Peter Engel paid for certain legal and other expenses on our behalf aggregating $60,000, which we have recorded as deferred offering costs. During the period ending December 31, 2005, we have repaid Peter Engel’s affiliates in full for the $60,000 amount.

The net proceeds of this offering and the private placement not held in the trust fund and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

By restricting the investment of the proceeds of this offering to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. As disclosed in the table above, the interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, and all costs associated with the consummation of a business combination, until a business combination is completed. We believe that, upon consummation of this offering and the private placement and with the interest income generated by the funds held in trust, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 aggregate per month general and administrative service fees described above ($4,500 of which shall be payable only from the interest earned on the trust account), no compensation of any kind (including finder’s and consulting fees) will be paid by us or any person or entity to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that they may enter into employment or consulting agreements, the terms of which shall be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the publishing industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the publishing industry.

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel, Cohl and Dombrowski, our chief executive officer, president and chief operating officer, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted.

In addition to the above, after the consummation of a business combination, we expect to pay two of our directors, Messrs. Arthur and Jaffe, $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such business combination, should they agree to remain on our board of directors and if our stockholders approve such payments. Additionally, as part of their compensation as directors, we have discussed issuing both Messrs. Arthur and Jaffe options to purchase shares of our common stock upon consummation of a business combination and implementation of a stock option plan, should they agree to remain on our board of directors. We have not yet entered into any formal agreements with regard to these matters. If we do enter into formal agreements, at the time such agreements become operative, Messrs. Arthur and Jaffe may no longer qualify as independent directors and, if necessary, we would need to locate additional directors to serve as our independent directors.

A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund, if any, less the amount of taxes paid, if any, on interest earned but previously released to us) only in the event of our dissolution and the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation approved by our stockholders upon our failure to complete a business combination. If that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate, such public stockholder would only be entitled to receive $6.00 per share. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, but excludes Mr. Engel and two non-affiliated accredited investors with respect to the shares included in the units they purchase in a private placement immediately prior to this offering since they have waived their conversion and rights to any liquidation amounts with respect to these shares upon our dissolution.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash if voted against the business combination), by the number of outstanding shares of our common stock.

At March 31, 2006, our net tangible book value was a deficiency of $212,072 or approximately ($.28) per share of common stock. After giving effect to the sale of 3,000,000 shares of common stock included in the units sold in the offering and the private placement, the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 749,700 shares of common stock which may be converted into cash) net of underwriting costs waived by Maxim Group LLC related to the these 749,700 shares that may be converted to cash, at March 31, 2006 would have been $11,570,052 or $3.86 per share, representing an immediate increase in net tangible book value of $4.14 per share to the existing stockholders and an immediate dilution of $2.14 per share, or 36%, to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	(0.28)
Increase attributable to new investors	4.14
Pro forma net tangible book value after this offering		3.86
Dilution to new investors		2.14

Our pro forma net tangible book value after this offering has been reduced by approximately $4,318,272 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 27.26% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to $6.00. The adjustment of $4,318,272 to our pro forma net tangible book value is reflected net of the amount of $179,928 on account of contingent fees waived by Maxim Group LLC related to shares that may be converted to cash.

The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	750,000	20.00%	$25,000	0.14%	$0.03
Private placement investors(1)	250,000	6.67%	$1,500,000	8.32%	$6.00
New investors(1)	2,750,000	73.33%	$16,500,000	91.54%	$6.00
Total	3,750,000	100.00%	$18,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(212,072)
Net proceeds from this offering	15,930,000
Offering costs excluded from tangible book value before this offering	170,396
Less: Proceeds held in trust subject to conversion to cash of $5.76 per share(2)	(4,318,272)
$11,570,052
Denominator:
Shares of common stock outstanding prior to the offering	750,000
Shares of common stock included in the units offered and the private placement	3,000,000
Less: Shares subject to conversion (2,750,000 x 27.26%) or 749,700	(749,700)
3,000,300

——————

(1)

Assumes the sale of 3,000,000 units in this offering and the private placement, but not the exercise of 6,000,000 warrants to purchase shares of our common stock sold as part of such units. Does not include issuance of up to 427,000 shares of our common stock upon exercise of warrants issuable to existing stockholders upon meeting certain price targets.

(2)

Reflects contingent underwriting compensation that may be waived related to shares that are converted to cash at $0.24 per share, or $179,928.

(3)

Does not reflect the possible surrender of up to 22,156 shares by our existing stockholders in the event and to the extent we must redeem shares for cash.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2006 and as adjusted to give effect to the sale of our units in this offering and the private placement and the application of the estimated net proceeds derived from the sale of our units:

	March 31, 2006
	Actual	As Adjusted

Notes payable(1)	$235,000	$—
Common stock, $.0001 par value, -0- and 749,700 shares which are subject to possible conversion, shares at conversion value(2)	$—	$4,318,272
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 15,000,000 shares authorized; 750,000 shares issued and outstanding; 3,000,300 shares issued and outstanding (excluding 749,700 shares subject to possible conversion), as adjusted	$75	$300
Additional paid-in capital	$24,925	$11,636,428
Deficit accumulated during the development stage	$(66,676)	$(66,676)

Total stockholders’ equity (deficit)	$(41,676)	$11,570,052

Total capitalization	$193,324	$15,888,324

——————

(1)

Notes payable are payable on the earlier of June 30, 2007 or the consummation of this offering.

(2)

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash (approximately $4,318,272) representing $4,498,200 for shares converted into cash for up to approximately 27.26% of the aggregate number of shares sold in this offering,or approximately 749,700 shares at a per-share conversion price equal to $6.00 per share, net of $179,928 for contingent fees waived by Maxim Group LLC related to these shares converted to cash.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed in August 2005 for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities in the publishing industry located in the United States. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•

may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the private placement, after deducting offering expenses of approximately $2,070,000, including $720,000 ($843,750 if the overallotment is exercised in full) evidencing contingent underwriters’ and placement compensation of 4% payable to Maxim Group LLC only upon closing of a business combination, $165,000 evidencing Maxim Group LLC’s non-accountable expense allowance of 1% of the gross proceeds of the offering and $15,000 representing Maxim Group LLC’s 1% nonaccountable expense allowance on the private placement, underwriting discounts of approximately $660,000 (or $734,250 if the underwriters’ over-allotment option is exercised in full), a private placement fee of $60,000 payable to Maxim Group LLC, will be approximately $15,930,000 (or $18,207,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $15,780,000 or $18,057,750 if the underwriters’ over-allotment option is exercised in full, will be held in trust and be available to consummate a business combination (after payment of Maxim Group LLC’s contingent fees) and the remaining $150,000 (also $150,000 if the underwriters’ over-allotment option is exercised in full) will not be held in trust. We will use substantially all of the net proceeds of this offering and the private placement, as well as interest on the funds in the trust account released to us including those funds held in trust, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. The proceeds held in the trust fund (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their conversion rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there is insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering and the private placement, and including the interest earned on funds in the trust account which will be released to us, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to an affiliated third party (up to $3,000 per month for 24 months, and an additional $4,500 payable only from the interest earned on the trust account), $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $150,000 for general working capital that will be used for miscellaneous expenses and reserves. The interest earned on the trust account in excess of the dollar amount necessary to allow for a $6.00 per share liquidation price to all our public stockholders as part of our stockholder-approved plan of dissolution and liquidation (including those purchasing shares in the overallotment) will be released to us to fund our working capital requirements and the costs associated with such plan of dissolution and liquidation (which we currently estimate to be between $50,000 and $75,000) if we do not consummate a business combination.

In the private placement referenced above, we have agreed to sell 250,000 units to Mr. Engel, our chief executive officer, and two non-affiliated accredited investors. This concurrent private placement of $1,500,000 in units is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sale of the private placement units. If this offering were deemed to be a general solicitation with respect to the units sold in the private placement, the offer and sale of such units would not be exempt from registration and the purchasers of those units could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The agreement entered into for the private placement contains provisions under which the purchasers have waived any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the private placement units, and have agreed to indemnify us against such claims. The possibility exists that the private placement could be reversed, that the waiver of rescission may be voidable by the purchasers in the private placement and the consideration received by us in connection therewith may have to be repaid. In such an event, we would be adversely affected and we may have an obligation to fund this rescission.

We do not believe we will need to raise additional funds following this offering and the private placement in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

As of the date of this prospectus, Howard Cohl, our president, and affiliates of Peter Engel, our chief executive officer, have loaned us a total of $235,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, blue sky fees and certain legal and accounting fees and expenses. These loans will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust. In addition, prior to our formation, affiliates of Peter Engel paid for certain legal and other expenses on our behalf aggregating $60,000, which we have recorded as deferred offering costs. During the period ending December 31, 2005, we have repaid Peter Engel’s affiliates in full for the $60,000 amount.

We have granted a purchase option to Maxim Group LLC and Legend Merchant Group, Inc. to be issued upon the closing of this offering. If the offering does not close, the purchase option will not be issued. Based on Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settle in, a Company’s Own Stock, the purchase option will initially be measured at fair value and reported in permanent equity, and subsequent changes in fair value will not be recognized as long as the purchase option continues to be classified as an equity instrument. Accordingly, there will be no net impact on our financial position or results of operations except for recording of the $100 proceeds from sale. We estimate that the fair value of the purchase option at the date of issue will be approximately $3.52 per share or approximately $677,100 in the aggregate. If we do not consummate a business combination within the prescribed time period and we dissolve, liquidate and wind up, the purchase option will become worthless.

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in the private placement or the aftermarket by existing stockholders and their designees (including holders of the 250,000 shares purchased by Mr. Engel, our chief executive officer, and two non-affiliated accredited investors in the private placement) will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the shares of common stock included in the units sold in this offering and the private placement and cast at the meeting are voted in favor of the business combination and public stockholders owning 27.26% or less of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below. Even if 27.26% or less of the stockholders, as described above, exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to meet the 80% net asset threshold required for a business combination, and we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on August 12, 2005. We were formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities in the publishing industry located in the United States. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

Overview

We believe that the publishing industry in the United States is an attractive area in which to seek a merger or acquisition, as well as to operate and grow a business. Our acquisition strategy is limited to the publishing industry in the United States, and we believe that there are certain sectors in the publishing market which currently present a favorable environment both for making acquisitions and operating target businesses. These include, but are not be limited to: book publishers (including those who publish recorded books); distributors; magazine, newsletter, and comic book publishers; internet-based intellectual property purveyors; video/DVD publishers or distributors; photo libraries and other intellectual property owner/sellers; and paper-or internet-based catalog companies selling or distributing such products.

Our overall strategy is to acquire small to medium-sized businesses and/or assets that may have some of the following characteristics:

•

growth and/or development opportunities;

•

potential economies of combination;

•

exploitable backlists; and

•

products whose sales may be increased by the impact of our published materials.

Our management, board of directors and advisors are experienced in many aspects of the publishing industry, from authoring books, to creating book concepts, to publishing. In addition, we believe our management’s experience in consummating transactions makes them suited to effect a business combination which will add value to our stockholders.

The Publishing Industry

According to the Association of American Publishers, net sales for the entire United States publishing industry are estimated to have increased by 4.6% from 2002 to 2003 and a further 1.3% from 2003 to 2004 to a total of $23.72 billion. These variations in annual growth are typical of the year-to-year fluctuations in the publishing industry. Within these figures, various segments of the industry grew at widely different rates. Therefore, as we evaluate possible acquisitions, we will take into account the growth history and forecast of the areas in which the companies to be acquired operate.

Further, according to a report published in 2005 by Book Industry Study Group titled “Under the Radar: A Breakthrough, In-Depth Study of the Book Industry’s Underreported Segments and Channels,” approximately 63,000 small and mid-sized publishers, each with annual revenues of less than $50 million generated aggregate sales of $14.2 billion, and of those, roughly 3,600 publishers generated aggregate sales of $11.5 billion. The report indicates that small and midsize publishers have been multiplying, and sometimes prospering, while the largest publishing companies have been consolidating. Based on these figures, our management believes that, especially among small and midsize publishers, there will be a number of acquisition targets available.

Based on such research, as well as our experience in the field, our management believes that there will be numerous acquisition targets available for us, especially among small and midsize publishers. Additionally, through our management team and directors, we believe that we have extensive contacts and sources from which to generate acquisition opportunities in the publishing-related sector. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. To date, no such sources have presented or identified potential targets to the special advisor or any of our officers or directors. We expect that, from time to time, one of these contacts or sources will advise either our management team, directors or advisors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team, directors or advisors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

Our management believes that among the main factors that may drive potential growth in any business or assets in the publishing industry which we may acquire are:

•

Population trends. As different segments of the population grow, so will their consumption of books, such as health and longevity books for the aging baby boomer population. We will attempt to acquire companies that appeal to growing population cohorts.

•

Electronic media. Many new electronic methods of disseminating written intellectual property are becoming available. Published material can now be downloaded onto equipment as varied as computers and cell phones. We will, therefore, seek acquisitions that, while solidly positioned in their existing markets, are also adaptable to new forms of communication.

•

Creativity. The success of publishing companies depends, to a significant extent, on the quality, originality, and appeal of the materials they publish. Our management has considerable experience in conceiving, writing, and editing books. We believe, therefore, that our management will be able to find and/or create books with unusual consumer and trade appeal.

•

Concentration. The continuing concentration of the book business into large book retailers, such as Barnes & Noble, Borders and “big box” stores such as Costco and Kmart, results in very large orders for certain publications, which can then reach a very broad audience.

Our Management Team

Mr. Engel, our chairman, chief executive officer and treasurer, has been an active private equity investor in entrepreneurial enterprises for the past fifteen years, and brings to bear more than 30 years of lifestyle marketing and publishing experience. In addition to holding senior-level marketing positions at such publicly-traded companies as Colgate-Palmolive, Phillip Morris, Procter & Gamble, and Newstar Media, he has been the founder or early stage investor in such companies as The American Consulting Corporation, which he sold in 1988; Affinity Communications Corporation, a California-based privately held book packager whose books were published by the likes of Random House, St. Martin’s Press, McGraw Hill, Viking, Simon & Schuster and Little Brown, and Silverback Books, Inc., a privately held publisher of cookbooks. Mr. Engel, Mr. Cohl, our president, and Mr. Dombrowski, our chief operating officer, have been working together for nearly twelve years, first at Affinity Communications and then at Silverback Books.

Mr. Cohl, our president and secretary, brings more than 15 years experience in lifestyle marketing, publishing, and licensing, and has been an active partner with Mr. Engel for nearly twelve years. In addition to his association with Affinity Communications and Silverback Books, Mr. Cohl was the executive vice president of publishing and internet services at NewStar Media Inc., where he oversaw the marketing and sales of Newstar’s audio book business.

Mr. Dombrowski, our chief operating officer, brings more than 35 years of international operations and marketing experience with both public and private companies. In addition to having worked with Mr. Engel and Mr. Cohl at Affinity Communications and Silverback Books, Mr. Dombrowksi was the general manager of Bristol Publishing, a privately-held northern California publisher of cookbooks, and has previously held senior positions with Lawry’s Foods and W.R. Grace & Co.

For more information regarding our executive officers and directors, please refer to the more detailed disclosure set forth under the heading “Management” below.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Other than reviewing several industry reports, including those referenced elsewhere in this prospectus, in order to define the publishing industry, neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers, publishing executives and consultants and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trades discussing our intent on making acquisitions, and/or direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We will not enter into any business combinations with any affiliates of our initial stockholders, officers or directors. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

•

growth potential;

•

financial condition and results of operation;

•

experience and skill of management;

•

capital requirements;

•

the value and extent of intellectual content;

•

competitive position;

•

stage of development of the products, processes or services;

•

degree of current or potential market acceptance of the products, processes or services;

•

proprietary features and degree of protection of the products, processes or services;

•

adaptability of products or services to new forms of communication;

•

regulatory environment of the industry; and

•

costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $7,500 payable monthly in the aggregate to Silverback Books ($4,500 of such amount payable from the interest earned on the trust account), an affiliate of Messrs. Engel, Cohl and Dombrowski (our chief executive officer, president and chief operating officer, respectively), for office space and certain general and administrative services. In addition, none of our officers, directors, special advisors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any other person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or target businesses which satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisition of several compatible operating businesses or assets. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a limited number of entities, our lack of diversification may:

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leave us solely dependent upon the performance of a single business; and

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result in our dependency upon the development or market acceptance of a single or limited number of products or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

Although we expect most of our management and other key personnel to remain associated with us following a business combination, they may be involved in different capacities than at present, and we may employ other personnel following the business combination. Although we intend to closely scrutinize such individuals, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Existing stockholders who purchase shares of common stock in connection with the private placement or with or after this offering have agreed to vote such shares in favor of any proposed business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders and private placement stockholders and cast at the meeting are voted in favor of the business combination, and public stockholders owning 27.26% or less of the shares sold in this offering exercise their conversion rights; provided, however, that as part of the negotiations toward a business combination, our board of directors may, in the exercise of their business judgment, agree to a percentage less than 27.26% (but not more than 27.26%). This would be done in order to preserve cash in the trust fund in order to facilitate a particular business combination, and may result in us having a conversion rate lower than 27.26% as part of the agreement to consummate such a business combination. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder (other than existing stockholders and their designees who purchase shares in the private placement before this offering) the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to $6.00. No interest will be payable to public stockholders converting in connection with a business combination. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning more than 27.26% of the shares sold in this offering, exercise their conversion rights provided, however, that as part of the negotiations toward a business combination, our board of directors may, in the exercise of their business judgment, agree to a percentage less than 27.26% (but not more than 27.26%). Even if 27.26% or less of the stockholders, as described above, exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to meet the 80% net asset threshold required for a business combination, and we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.

Investors who choose to remain as stockholders and do not exercise their conversion rights will have assumed the entire cost of the offering, including the underwriters’ discount. The additional cost per share allocable to such remaining stockholders would be $0 if none of the shares sold in the offering are converted, and approximately $.18 per share if the maximum number of shares which may be converted are converted. In recognition of the reduction in proceeds available to fund either the business combination or our future operations which will result from the conversion of shares, and in order to partially offset the resulting dilution to non-converting stockholders, management has agreed to surrender up to an aggregate of 22,156 of their shares to us if the stockholders exercise their conversion rights for the maximum amount of shares, or 27.26% of the number of shares sold in this offering. In the event the actual number of shares that are converted is less than 27.26%, the number of shares to be surrendered by management will be proportionally reduced by the actual number of shares converted.

Dissolution and liquidation if no business combination

Pursuant to the terms of the trust agreement between us and American Stock Transfer and Trust Company, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and promptly return and liquidate all funds from our trust account only to our public stockholders (not including Mr. Engel, our chief executive officer, and two non-affiliated accredited investors with respect to the 250,000 shares included in the units they have agreed to purchase in the private placement), as part of our plan of dissolution and liquidation and in accordance with the applicable provisions of the Delaware General Corporation Law in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest not previously released to us less the amount of taxes paid, if any, on interest earned. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations. Our existing stockholders have waived their rights to participate in any liquidation of our trust account or other assets with respect to shares of common stock owned by them prior to this offering (including any shares they or their designees have acquired in the private placement) and to vote their shares of common stock in favor of any plan of dissolution and liquidation which we will submit to a vote of stockholders (including any shares they or their designees have acquired in the private placement). In addition, Maxim Group LLC has agreed to waive their rights to the $720,000 ($843,750 if the underwriters’ over-allotment option is exercised in full) of contingent underwriting compensation and placement fees deposited in the trust account for their benefit. There will be no liquidation amounts in connection with a dissolution with respect to our warrants, which will expire worthless. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be between $50,000 and $75,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available, outside of the trust account as well as from the interest earned on the trust account and released to us as working capital, to fund the $50,000 to $75,000 in costs and expenses.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price to holders of the 2,750,000 shares (3,162,500 if the underwriters’ over-allotment option is exercised in full) entitled to participate in the liquidation of our trust account would be equal to the $6.00 per unit offering price. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. All our executive officers have agreed pursuant to agreements with us and Maxim Group LLC, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering and the private placement not held in the trust account at that time. Based on information we have obtained from such individuals, we currently believe that such persons are capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations. We believe the likelihood of our executive officers having to indemnify the trust account is minimal. However, we cannot assure you that the actual per-share liquidation price will not be less than $6.00, plus interest (net of taxes payable), due to claims of creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our public stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is minimal.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

We expect that all costs associated with the implementation and completion of our plan of dissolution and liquidation (currently estimated to be between $50,000 and $75,000) as well as funds for payments to creditors, if any, will be funded by the interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes.

We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

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our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

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upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

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if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

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if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

Competition for Target Businesses

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering and the private placement, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Additionally, we face competition from other blank-check companies which have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.

Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain executive offices at 1850 Sawtelle Blvd., Suite 470, Los Angeles, CA 90025. The costs for this space is included in the $7,500 per-month fee Silverback Books charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Silverback Books, an affiliate of Messrs. Engel, Cohl and Dombrowski (our chief executive officer, president and chief operating officer, respectively), provided that $4,500 of such amount shall only be payable from the interest earned on the trust account. This agreement commences on the date of this prospectus and shall continue until the earlier of the consummation of a business combination or upon our dissolution and liquidation. We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by Silverback Books is at least as favorable as we could have obtained from an unaffiliated person.

We consider our current office space adequate for our current operations.

Employees

We have three executive officers, each of whom is also a member of our Board of Directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect such individuals to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire an operating business in the publishing industry if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Applicability of Provisions of California Corporate Law

Although we are incorporated in Delaware, we may be subject to Section 2115 of the California Corporations Code, which imposes various requirements of California corporate law on non-California corporations if they have characteristics of ownership and operations indicating significant contacts with California. Public companies listed or qualified for trading on a recognized national securities exchange, such as the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market, are generally exempt from Section 2115. However, because our securities are not listed or qualified for trading on such an exchange, we may be subject to Section 2115. Among the key provisions of California corporate law that may apply to us is the right of our stockholders to cumulate votes in the election of directors, limitations on the effectiveness of super-majority voting provisions contained in a corporation’s charter documents, and limitations on the ability to have a classified board of directors. If cumulative voting applies, the stockholder will be entitled to as many votes as equals the number of shares of common stock held by such stockholder multiplied by the number of directors to be elected, and the stockholder will be permitted to cast all of such votes for a single nominee or to distribute these votes among two or more nominees.

In May 2005, the Delaware Supreme Court in Vantage Point Venture Partners 1996 v. Examen, Inc. held that Section 2115 violates the internal affairs doctrine and thus does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code do not apply to us.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$16,500,000 of the net offering and private placement proceeds (including up to $720,000 payable to Maxim Group LLC upon consummation of a business combination) will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, leaving us with $15,780,000 with which to consummate the business combination.

$14,107,500 would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $16,500,000 of net offering and private placement proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units shall commence trading on or promptly after the date of this prospectus.  The common stock and warrants comprising the units shall begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading, provided (i) we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the date on which such separate trading begins is a business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.  Maxim Group LLC may decide to allow continued trading of the units following such separation.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination.  During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into $6.00 per share.  However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. No interest will be payable to public stockholders converting in connection with a business combination.

A prospectus containing information required by the SEC would be sent to each investor.  Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment.  If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder.  Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period. If a business combination does not occur within these timeframes our purpose and powers will be limited to dissolving, liquidating and winding up.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation of our company approved by our stockholders upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the 5 business days

The proceeds held in the trust account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering

under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders as part of our plan of dissolution and liquidation, see “Proposed Business—Plan of Dissolution and Liquidation if No Business Combination.”

Interest earned on funds in trust

The interest earned on the trust account in excess of the dollar amount necessary to allow for a $6.00 per share liquidation price to our public stockholders will be released to us to fund our working capital requirements. Stockholders who convert in connection with a business combination will not receive any interest on the $6.00 per share held in trust for their benefit; upon the dissolution and liquidation of our company as part of a plan of dissolution and liquidation approved by our stockholders such stockholders shall be entitled to a portion of the interest earned on funds held in trust, if any, not previously released to us to fund our working capital requirements or costs associated with a plan of dissolution and liquidation if we do not consummate a business combination, net of taxes payable on such funds held in trust.

The interest earned on proceeds held in trust (net of taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are listed below. There are no family relationships among such persons. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position

Peter H. Engel	70	Chairman, chief executive officer and treasurer
Howard Cohl	43	President, secretary and director
Peter Dombrowski	65	Chief operating officer and director
Michael Arthur	66	Director
Marc E. Jaffe	54	Director

Peter Engel. Mr. Engel has been our chairman, chief executive officer and treasurer since inception in August 2005. Mr. Engel has been involved with the publishing industry since his first book, The Overachievers, was published by St. Martins Press in 1976. Since 1998, Mr. Engel has concentrated on building entrepreneurial enterprises, some of them in the publishing arena. Currently, Mr. Engel serves as chairman of Silverback Books, Inc., an independent, privately-held publisher of lifestyle and cooking books, a position he has held since 2003. From 1998 to 2000 he was the president of the audio book division of NewStar Media, Inc. (formerly a Nasdaq company). From 1992 to 1998 he was the president and CEO of Affinity Communications Corp., a West Coast publishing and book concept developer whose books were published by many major publishers including Crown, Harper Collins, Little Brown, McGraw Hill, Penguin, Pocket, Putnam, Random House, Regnery, St. Martins Press, Simon & Schuster and Viking. In 1980, Mr. Engel founded and became the president and CEO of The American Consulting Corporation (“ACC”), a marketing services firm. ACC’s clients included both magazines such as Parade in the United States and Woman Magazine in Great Britain, and many marketers such as Campbell Soup, Carter-Wallace, Coors, Citicorp, Clorox, Dunkin’ Donuts, Frito-Lay, Gillette, Johnson and Johnson, Kraft, Mattel, Nestle, Nike, Ocean Spray, PepsiCo, Quaker, and Seagram as well as over forty other companies. Among other initiatives, ACC proposed various publishing concepts to its clients. Mr. Engel took ACC public in 1987 and sold it in 1988. From 1971 to 1980, Mr. Engel was a senior executive at Colgate-Palmolive, where he was Vice President Latin America and Canada, and Vice President of Marketing Services, eventually rising to Group Vice President, Cosmetics and Beauty Accessories Division and President and CEO of Helena Rubinstein. In this capacity, Mr. Engel orchestrated the publication of the Helena Rubinstein Library of Beauty. From 1968 to 1970, he was CEO of Candy Corporation of America (“CCA”) and its public parent, Lehigh Coal and Navigation. At CCA, he led the roll up of several candy companies (including such brands as Bonomo’s Turkish Taffy, Mason Mints, Mason Dots, and Cella’s Cherries) to form an integrated candy group. From 1966 to 1968, Mr. Engel was General Manager, General Products Division, Philip Morris, where he was responsible for non-tobacco products including: Personna razor blades, an industrial blades business, Burma Shave, Clark Chewing Gum, and the launch of Kit-Kat candy bars. Mr. Engel began his career in 1956 at Procter & Gamble, rising to Tide brand manager in Canada. He was then promoted to become one of the team of executives that opened P&G Germany. In 1964, Mr. Engel was moved to P&G’s Cincinnati headquarters. Mr. Engel is a former Associate Professor at the University of Southern California entrepreneurial program. Under his own name, he is the author of three novels (High Gloss, A Controlling Interest, and Tender Offers), five business books (The Overachievers, What’s Your Exit Strategy, The Exceptional Individual, Scam, and The SOHO Desk Reference, a Practical Guide for Entrepreneurs, ed.), and several gift books. In addition, he has ghost-written a number of books on alternative health and other issues. Mr. Engel has also been granted patents covering cosmetics, health related products, promotional concepts, and an Internet concept. He holds a B.Com from McGill University in Montreal, and has completed the course work, but not the dissertation, for a PhD in history at New York’s Columbia University.

Howard Cohl. Mr. Cohl has been our president, secretary and a director since inception in August 2005. He has over 15 years experience in lifestyle marketing, publishing, and licensing. Mr. Cohl is the president of Silverback Books, Inc., a San Francisco and Los Angeles-based cookbook publisher founded in 1999. Mr. Cohl has led Silverback Book’s expansion into more branded publishing programs with the likes of Betty Crocker, HEB, ZonePerfect, Nestle and others. Prior to joining Silverback Books, Mr. Cohl founded Mi-5, a boutique marketing company and consultancy that developed publishing, licensing, sponsorship and distribution programs with Seagram’s, Twentieth Century Fox, Broadway Television Network, Clark Retail, and others. From 1998 until 2000, Mr. Cohl was the executive vice president of publishing and internet services at NewStar Media Inc. (formerly a

Nasdaq-listed company), where he oversaw the marketing and sales of Newstar’s audio book business. From 1993 until 1998, Mr. Cohl was the senior vice president of Affinity Communications Corp., a West Coast book publishing concept developer whose books were published by many major publishers including Crown, Harper Collins, Little Brown, McGraw Hill, Penguin, Pocket, Putnam, Random House, Regnery, St. Martins Press, Simon & Schuster and Viking. Corporate brands with whom publishing projects were developed included Burger King, Seagrams, Playskool, Office Depot, Van Heusen, Business Week, Freeman Cosmetics, Toys R Us, and the  Friars Club. The company also developed a variety of alternative health information properties, including The Arthritis Cure which became a New York Times #1 non-fiction bestseller. From 1992 until 1993, Mr. Cohl was an associate and then partner at Crossroads Marketing Group, a Mountain View, California entertainment and sports marketing consultancy. Mr. Cohl began his career in 1987 as a practicing lawyer with Coblentz, Cahen, McCabe & Breyer in San Francisco. He received his B.A. in Political Science from the University of Wisconsin-Madison, and his J.D. with Honors from the University of San Francisco School of Law. Mr. Cohl is a member of the State Bar of California, the author of three published books, and a former part-time lecturer at the University of Southern California Marshall School of Business.

Peter Dombrowski. Mr. Dombrowski has been our chief operating officer and a director since inception in August 2005. He is the publisher and CEO of Silverback Books, Inc., a San Francisco and Los Angeles-based cookbook publisher he founded in 1999. From 1996 to 1999, Mr. Dombrowski was the general manager of Bristol Publishing, a publisher of cookbooks based in northern California. From 1993 to 1996, Mr. Dombrowski was the Vice President of Sales for Affinity Communications Corp. From 1983 to 1993, Mr. Dombrowski was president and chief executive officer of Neal’s Plant Exchange. Prior to 1983, Mr. Dombrowski held a number of senior level positions overseas with major multinational corporations including: From 1975 to 1983, he served as President Directeur General (Chairman of the Board and President) of DAGBAR S.A, a French subsidiary of Lawry’s Foods; managing director of Lawry’s Foods Europe from 1975 to 1983; and assistant vice president of marketing for the consumer products group of W.R. Grace & Co. headquartered in Paris from 1965 to 1975. Mr. Dombrowski holds an MBA in Foreign Trade from Thunderbird, the Garvin School of International Management and a BA in Economics from San Francisco State University.

Michael Arthur. Mr. Arthur has been one of our directors since inception in August 2005. He has headed Michael Arthur & Associates, a consulting, interim management and private equity firm specializing in turnarounds, restructurings, mergers and acquisitions, business development and strategic planning since 1990. As a firm principal, Mr. Arthur served as interim chief executive officer and a board member during the turnaround and subsequent sale of California Federal Bank; was advisor to the Franchisee Committee of Long John Silver’s Restaurants in bankruptcy; was advisor to the Equity Committee during the turnaround of Sizzler Restaurants; and served as CEO to restructure and revitalize a national sales promotion and fulfillment firm whose clients included Sam’s Club and K-Mart. Mr. Arthur currently serves as a board member, audit committee chairman and “financial expert” for New World Restaurant Group, Inc., the parent company of four popular bagel chains (Einstein Bros. Bagels, Noah’s New York Bagels, Manhattan Bagel, and Chesapeake Bagel Bakery). Prior to 1990, Mr. Arthur served as executive vice president and chief financial officer of Sizzler Restaurants; executive vice president and chief financial officer of Pinkerton Security; vice president of marketing for Mattel Toys; vice president at D’Arcy, Masius, Benton & Bowles Advertising and as assistant and associate brand manager at Procter and Gamble. Mr. Arthur attended Johns Hopkins University and the Wharton Graduate School of Business.

Marc E. Jaffe. Mr. Jaffe has been one of our directors since inception in August 2005. He has more than 24 years of general management experience in publishing, both in traditional print media, and in all forms of contemporary electronic formats. From April 2004 to the present, he has served as an adviser and consultant to a range of media and technology companies, among them Waterfront Media Inc., Pixfusion LLC, Mikoh Corp. and Red Jam Media, Inc. From January 2001 through March 2004, he was the senior vice president and a member of the executive management committee of Rodale Inc., a leading privately-held publisher of books and magazines on healthy, active lifestyles. At Rodale, he was responsible for, among other matters, its domestic trade book business as well as its licensing business. He oversaw one of its editorial groups as well as certain publishing joint ventures and Rodale’s first film deal. Mr. Jaffe also has international publishing experience. Upon joining Rodale in January 2001, he launched its international trade book publishing effort and was also elected to the board of directors of Men’s Health Italy, Rodale’s international magazine joint venture with Mondadori, one of Italy’s leading book and magazine publishers. As a publisher across many media, Mr. Jaffe was responsible for publishing the South Beach Diet books, Pete Rose’s My Prison Without Bars and a long list of other titles including software and video products with well-known brands such as Star Trek, JK Lasser, The Silver Palate, and Hugh Johnson. From 1998 through March 2001, Mr. Jaffe served as the non-executive chairman of Vizacom, a Nasdaq-listed Internet software publishing company. From 1991 to 2000, Mr. Jaffe founded and was president of Electronic Licensing Organization (“ELO”), a licensing agency dedicated to bringing together various forms of intellectual property with new media and interactive technologies. ELO’s client base included the book publisher, Bantam Doubleday Dell, as well as IBM and others. Earlier in his career, Mr. Jaffe served as executive vice-president of Franklin Electronic Publishers, Inc., an e-book publisher, and as president of the Software and Video Division of Simon & Schuster, then a Paramount company. Mr. Jaffe is a graduate of Columbia Law School and Columbia College.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Arthur and Jaffe, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Engel, Cohl and Dombrowski, will expire at the second annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

In addition, for a period of no less than two years after the date of the prospectus, we have agreed to engage a designee of Maxim Group LLC as an advisor to our board of directors, where such advisor shall attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, such advisor shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

Director Independence

Our board of directors has determined that Messrs. Arthur and Jaffe are currently “independent directors” as defined in Rule 10A-3 of the Exchange Act. After the consummation of a business combination, we expect to pay Messrs. Arthur and Jaffe $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such business combination, should they agree to remain on our board of directors and if our stockholders approve such payments. Additionally, as part of their compensation as directors, we have discussed issuing both Messrs. Arthur and Jaffe options to purchase shares of our common stock upon consummation of a business combination and implementation of a stock option plan, should they agree to remain on our board of directors. We have not yet entered into any formal agreements with regard to these matters. If we do enter into formal agreements, at the time such agreements become operative, Messrs. Arthur and Jaffe may no longer qualify as independent directors and, if necessary, we would need to locate additional directors to serve as our independent directors.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business combination. At that time our board of directors intends to adopt charters for these committees.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Special Advisor

Fred Tarter. Mr. Tarter is our special advisor. He has had an active career in the fields of finance, communications, publishing, media and barter. Since 2001, Mr. Tarter’s focus has been on developing several financial structures utilizing insurance and annuity products and the capital markets. He has done this through his newest company, Epic Associates, LLC. He is the holder of two patents on his work. Additionally, Mr. Tarter is a current member of the board of Asset Marketing Systems, LLC, a private company, which is a direct distributor of fixed and equity-indexed annuities. In 1993 Mr. Tarter began The Pharmacy Fund, Inc. (“PFI”), a securitized, asset-

backed healthcare financing company of which he was the founder, chairman and chief executive officer. PFI, using its own proprietary network and patented processing system, intercepted third-party pharmacy claims which were credit-evaluated in real time and “purchased” receivables from both independent and chain store pharmacies throughout the U.S. The purchased receivables were used to back pharmacy securitized-asset debentures. In 1996, PFI was recognized as one of the top 100 privately held companies in the U.S. by Inc. Magazine. PFI was acquired in 1998. In May 2002, Mr. Tarter was elected chairman of the Radio Free Europe/Radio Liberty Foundation, a position that he still holds. Radio Free Europe, founded in 1945, today broadcasts in 32 languages across 13 time zones to countries in Europe, Asia, the former Soviet Union, and the Middle East. Since 1984 Mr. Tarter has been a director of Caribbean News Services, Inc., owner and operator of EL VOCERO, a newspaper serving Puerto Rico. Currently in its thirtieth year of publication, EL VOCERO circulation approaches 200,000 per day. In the 1980s and 1990s Mr. Tarter served as executive producer of several made-for-television movies. Mr. Tarter was the Chairman of Screenvision Cinema Network from 1979 to 2000. Screenvision was sold to Technicolor Inc., a subsidiary of Carlton Communications. From 1974 to 1992, Mr. Tarter headed Deerfield Communications. In 1988, Deerfield Communications was recognized as one of the top 100 privately held companies in the U.S. by Inc. Magazine, and was subsequently sold to Integrated Barter Corporation.

We may consult from time-to-time with our special advisor with respect to evaluating potential target businesses and other matters related to our operations. We have identified Mr. Tarter as our special advisor based on his experience in the financial and publishing-related sectors. Our special advisor has no formal rights or duties, is not considered a consultant or member of our management or board of directors and therefore owes no fiduciary duty to us or our stockholders.

Executive Compensation

No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

We maintain executive offices at 1850 Sawtelle Blvd., Suite 470, Los Angeles, CA 90025. The costs for this space is included in the $7,500 per-month fee Silverback Books charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Silverback Books, an affiliate of Messrs. Engel, Cohl and Dombrowski (our chief executive officer, president and chief operating officer, respectively). We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by Silverback Books is at least as favorable as we could have obtained from an unaffiliated person. $4,500 of such amount shall be payable from the interest earned on the trust account.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•

Since our directors own shares of our common stock which will be released from escrow only in certain limited situations, and certain of them and their designees are purchasing units in the private placement as to which they (as well as our existing stockholders) are waiving their conversion and liquidation rights, and our existing stockholders will receive additional shares of our common stock upon the achievement of certain price targets for our common stock, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our dissolution and liquidation to our public stockholders of our trust account as part of our plan of dissolution and liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have. We also have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. In addition all of our officers and directors have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for the entities to which they owe a fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a fiduciary obligation and any successors to such entities have declined to accept such opportunities. Additionally, certain of our directors and officers are directors of companies, both public and private, which may perform business activities in the publishing industry similar to those which we may perform after consummating a business combination. Mr. Engel is a director of the following such companies:  Silverback Books, Inc, and Organic Bouquet, each a private company. Messrs. Cohl and Dombrowski are both directors of Silverback Books, Inc., a private company. Mr. Arthur is a director of The New World Restaurant Group, a public company.

After the consummation of a business combination, we expect to pay two of our directors, Messrs. Arthur and Jaffe, $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such business combination, should they agree to remain on our board of directors and if our stockholders approve such payments. Additionally, as part of their compensation as directors, we have discussed issuing both Messrs. Arthur and Jaffe options to purchase shares of our common stock upon consummation of a business combination and implementation of a stock option plan, should they agree to remain on our board of directors. We have not yet entered into any formal agreements with regard to these matters. If we do enter into formal agreements, at the time such agreements become operative, Messrs. Arthur and Jaffe may no longer qualify as independent directors and, if necessary, we would need to locate additional directors to serve as our independent directors.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering (this does not include shares included in the units purchased in the private placement, which will be voted in favor of a business combination regardless). In addition, all such parties have agreed to waive their respective rights to participate in any liquidation of our trust account in connection with a dissolution occurring upon our failure to consummate a business combination as well as to vote for any plan of dissolution and liquidation submitted to our stockholders.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that any such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units sold in the private placement and the units offered by this prospectus:

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each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our officers and directors; and

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all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Before the Offering and Placement	After the Offering and Placement(3)

Peter H. Engel	480,834	53.0%	12.8%
Howard Cohl	266,250	35.5%	7.1%
Peter Dombrowski	45,000	6.0%	1.2%
Michael Arthur	13,750	1.8%	*
Marc E. Jaffe	13,750	1.8%	*
All directors and executive officers as a group (five individuals)(4)	819,584	98.2%	21.9%

——————

*

Less than 1%

(1)

Unless otherwise indicated, the business address of each of the individuals is 1850 Sawtelle Blvd., Suite 470, Los Angeles, CA 90025.

(2)

Our officers and directors have agreed to surrender to us for cancellation up to an aggregate of 22,156 shares in the event, and to the extent, stockholders exercise their right to redeem their shares for cash upon a business combination. The share amounts do not reflect any surrender of shares.

(3)

Assumes only the sale of 3,000,000 units in this offering and the private placement (including 250,000 units sold to Mr. Engel and two non-affiliated accredited investors in the private placement), but not the exercise of the 6,000,000 warrants to purchase our common stock included in such units. The percentage ownership after the offering for all executive officers and directors as a group reflects the purchase of the 83,334 units by Mr. Engel, our chief executive officer, and the purchase of 166,666 units by two non-affiliated accredited investors in the private placement.

(4)

Does not include the issuance of up to 427,000 shares of our common stock upon exercise of warrants issuable upon the achievement of certain price targets.

Immediately after this offering and the private placement, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own approximately 26.7% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 26.7% of our issued and outstanding shares of common stock upon consummation of the offering (which figure includes shares underlying units purchased in the private placement by Mr. Engel, our chief executive officer, and two non-affiliated accredited investors).

Except for the shares issued as part of the units in the private placement (which may not be sold, assigned or transferred until we consummate a business combination), all of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

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three years following the date of this prospectus; or

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the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus or purchased in the private placement.

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel, Cohl and Dombrowski, our chief executive officer, president and chief operating officer, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted.

Messrs. Engel, Cohl and Dombrowski each will be deemed to be our “parents” and “promoters” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2005, we issued 625,000 shares of our common stock to the individuals set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.04 per share, as follows:

Name	Number of Shares	Relationship to Us

Peter H. Engel	331,251	Chairman, chief executive officer and treasurer
Howard Cohl	221,875	President, secretary and director
Peter Dombrowski	37,500	Chief operating officer and director
Michael Arthur	11,458	Director
Marc E. Jaffe	11,458	Director
Fred Tarter	11,458	Special advisor

On February 13, 2006, our Board of Directors authorized a stock dividend of .2 shares of common stock for each outstanding share of common stock, effectively lowering the initial purchase price to approximately $.033 per share.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 26.7% of our issued and outstanding shares of common stock upon consummation of the offering (which figure includes shares underlying units purchased in the private placement by Mr. Engel  and two non-affiliated accredited investors).

The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Mr. Engel, our chief executive officer, and two non-affiliated accredited investors have agreed to purchase 250,000 units from us at a purchase price of $6.00 per unit in a private placement that will occur immediately prior to this offering. We have granted the holders of such units demand and “piggy-back” registration rights with respect to the 250,000 shares, the 500,000 warrants and the 500,000 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed a business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel, Cohl and Dombrowski, our chief executive officer, president and chief operating officer, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted.

If such shares are issued, the holders will have demand and “piggy-back” registration rights with respect to these 427,000 shares at any time after we consummate a business combination. The demand registration may be exercised by the holders of a majority of such shares. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, Howard Cohl, our president, and affiliates of Peter Engel, our chief executive officer, have loaned us a total of $235,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, blue sky fees and certain legal and accounting fees and expenses. These loans will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering.

The loans will be repaid out of the net proceeds of this offering not being placed in trust. In addition, prior to our formation, affiliates of Peter Engel paid for certain legal and other expenses on our behalf aggregating $60,000, which we have recorded as deferred offering costs. During the period ending December 31, 2005, we have repaid Peter Engel’s affiliates in full for the $60,000 amount.

We maintain executive offices at 1850 Sawtelle Blvd., Suite 470, Los Angeles, CA 90025. The costs for this space is included in the $7,500 per-month fee Silverback Books charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Silverback Books, an affiliate of Messrs. Engel, Cohl and Dombrowski (our chief executive officer, president and chief operating officer, respectively and the chairman, president and chief executive officer of Silverback Books, respectively), provided that $4,500 of such amount shall only be payable from the interest earned on the trust account. This agreement commences on the date of this prospectus and shall continue until the earlier of the consummation of a business combination or our dissolution and liquidation of our trust account. We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by Silverback Books is at least as favorable as we could have obtained from an unaffiliated person.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Our existing stockholders, will not receive reimbursement for any out-of- pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust fund unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment or consulting agreements, the terms of which shall be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the publishing industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the publishing industry.

In addition to the above, after the consummation of a business combination, we expect to pay two of our directors, Messrs. Arthur and Jaffe, $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such business combination, should they agree to remain on our board of directors and if our stockholders approve such payments. Additionally, as part of their compensation as directors, we have discussed issuing both Messrs. Arthur and Jaffe options to purchase shares of our common stock upon consummation of a business combination and implementation of a stock option plan, should they agree to remain on our board of directors. We have not yet entered into any formal agreements with regard to these matters. If we do enter into formal agreements, at the time such agreements become operative Messrs. Arthur and Jaffe may no longer qualify as independent directors and, if necessary, we would need to locate additional directors to serve as independent directors on our board of directors.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 15,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 750,000 shares of common stock are outstanding, held by six record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants shall begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until (i) we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the date on which such separate trading begins is a business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. Maxim Group LLC may decide to allow continued trading of the units following such separation. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. However, if we become subject to Section 2115(b) of the California Corporation Code, our stockholders will have the right to cumulative voting in the election of directors. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering (but not purchased in the private placement) in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with a business combination only if a majority of the shares of common stock included in the units sold in this offering and the private placement and cast at the meeting are voted in favor of the business combination, and public stockholders owning 27.26% or less of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below. Even if 27.26% or less of the stockholders, as described above, exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to meet the 80% net asset threshold required for a business combination, and we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate to our public stockholders our trust account as part of our plan of dissolution and liquidation.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to dissolve and liquidate to our public stockholders our trust account as part of our plan of dissolution and liquidation prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, if any, not previously paid to us, net of taxes, if any. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market but excludes our officers and directors or their nominees or designees with respect to the shares included in the units they have agreed to purchase in the private placement since they have waived their conversion and right to liquidation distributions from our trust account in connection with our dissolution as part of our plan of dissolution and liquidation with respect to these shares.

Our existing stockholders have also agreed to waive their respective rights to participate in any liquidation of the trust account in connection with our dissolution occurring upon our failure to consummate a business combination as well as to vote for any plan of dissolution and liquidation submitted to our stockholders with respect to those shares of common stock acquired by them prior to this offering or in the private placement.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock (which does not include shares of common stock purchased by existing stockholders or their designees in connection with the private placement) converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Due to the fact that we currently have 15,000,000 shares of common stock authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant included in the units sold in this offering and the private placement entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year from the date of this prospectus.

The warrants will expire on _______, 2010 at 5:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants issued upon exercise of Maxim Group LLC’s unit purchase option):

•

in whole and not in part;

•

at a price of $.01 per warrant at any time after the warrants become exercisable;

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the average closing sales price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Additional Issuable Warrants

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel, Cohl and Dombrowski, our chief executive officer, president and chief operating officer, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted. If such shares are issued, the holders will have demand and “piggy-back” registration rights with respect to these 427,000 shares at any time after we consummate a business combination. The demand registration may be exercised by the holders of a majority of such shares. We will bear the expenses incurred in connection with the filing of any such registration statements.

Purchase Options

We have agreed to sell to Maxim Group LLC and Legend Merchant Group, Inc. an option to purchase up to a total of 192,500 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting— Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 3,750,000 shares of common stock outstanding, or 4,162,500 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 2,750,000 shares sold in this offering, or 3,162,500 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. This will include the 250,000 shares included in the units being purchased in the private placement by Mr. Engel, our chief executive officer,  and two non-affiliated accredited investors, which are the subject of a lock-up agreement with us and the representative of the underwriters until we complete a business combination. All of the remaining 750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to _______, 2007. Notwithstanding this, and except for up to 22,156 shares which may be surrendered to us for cancellation, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business. In addition, we may issue up to an additional 427,000 shares of common stock to our existing stockholders upon the exercise by them of warrants that may be issuable to them upon the attainment of certain price targets for our common stock.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 37,500 shares immediately after this offering (or 41,625 if the underwriters’ exercise their over-allotment option); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 750,000 issued and outstanding shares of common stock on the date of this prospectus and prior to the private placement will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Mr. Engel, our chief executive officer, and two non-affiliated accredited investors have agreed to purchase 250,000 units from us at a purchase price of $6.00 per unit in a private placement that will occur immediately prior to this offering. We have granted the holders of such units demand and “piggy-back” registration rights with respect to the 250,000 shares, the 500,000 warrants and the 500,000 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed a business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, Messrs. Engel, Cohl and Dombrowski, our chief executive officer, president and chief operating officer, respectively (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an aggregate of 200,000 shares of our common stock for $.10 per share. If, at any time within five years of the consummation of a business combination, our publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period, these same persons (so long as they are either an officer, director, employee or consultant to us) will receive warrants allowing them to purchase an additional 227,000 shares in the aggregate of our common stock, also for $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted. If such shares are issued, the holders will have demand and “piggy-back” registration rights with respect to these 427,000 shares at any time after we consummate a business combination. The demand registration may be exercised by the holders of a majority of such shares. We will bear the expenses incurred in connection with the filing of any such registration statements.

Shares Subject to Surrender and Cancellation

We will not proceed with a business combination if public stockholders owning more than 27.26% of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if stockholders owning 27.26% or less of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert for cash up to approximately 27.26% of the 2,750,000 shares of common stock sold in this offering, or 749,700 shares of common stock, at an initial per-share conversion price of $6.00. The conversion price per share is greater than each public stockholder’s initial pro rata share of the trust account of $5.76. Of the excess conversion price, $0.24 per share represents the underwriters’ contingent fee, which they have agreed to forego to the extent stockholders convert their shares. In recognition of this reduction in proceeds, and in order to partially offset the resulting dilution to non-converting stockholders, management has agreed to surrender shares to us (at an agreed value of $6.00 per share) for cancellation, up to a maximum of 22,156 shares, or $132,936.

Amendments to Our Certificate of Incorporation

Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•

requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•

prohibition against completing a business combination if 25% or more of our stockholders (in this instance including both our public stockholders and those purchasing shares in our private placement) exercise their conversion rights in lieu of approving a business combination;

•

the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust fund in lieu of participating in a proposed business combination;

•

a requirement that in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

•

requirement that our management take all actions necessary to liquidate our trust account to our public stockholders as part of our plan of dissolution and liquidation in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

•

limitation on stockholders’ rights to receive a portion of the trust fund so that they may only receive a portion of the trust fund upon liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation or upon the exercise of their conversion rights; and

•

the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with the consummation of this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

UNDERWRITING

Maxim Group LLC is acting as representative of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Units
Maxim Group LLC
Legend Merchant Group, Inc.
Total	2,750,000

The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. This commitment does not apply to the units subject to an over-allotment option granted by us to the underwriters to purchase additional units in this offering. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi,

Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states:

District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements.

Underwriting Terms

Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 412,500 units from us on the same terms and at the same per unit price as the other units being purchased by the underwriters from us. The underwriters may exercise the option solely to cover over-allotments, if any, in the units that the underwriters have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions and proceeds to us before expenses will be $[   ], $[   ] and $[   ], respectively.

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds of the public offering, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$6.00	$16,500,000	$18,975,000
Discount(1)	$0.24	$660,000	$734,250
Non-accountable expense allowance(2)	$0.06	$165,000	$165,000
Contingent underwriting compensation(3)	$0.24	$660,000	$783,750
Proceeds before other expenses(4)	$5.46	$15,015,000	$17,292,000

———————

(1)

The per unit discount is $0.18 per unit with respect solely to the units sold pursuant to the underwriters’ over-allotment option. Does not include an additional 4% of the gross proceeds from the sale of the 2,750,000 units in this offering ($660,000) and 5% of the gross proceeds from the sale of the 412,500 units subject to the underwriters’ over-allotment option ($123,750) that will be paid to Maxim Group LLC only upon consummation of a business combination which amounts are reflected in this table as contingent underwriting compensation. If a business combination is not consummated and our trust account is liquidated to our public stockholders as part of our plan of dissolution and liquidation, such amounts will not be paid to Maxim Group LLC, but rather will be distributed among our public stockholders.

(2)

The non-accountable expense allowance payable to Maxim Group LLC is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(3)

The per unit contingent underwriting compensation is approximately $0.25 with respect to units sold, assuming full exercise of the underwriters’ over-allotment option. The per unit contingent underwriting compensation is payable to Maxim Group LLC out of the funds held in trust upon consummation of a business combination. Maxim Group LLC has agreed to forfeit their contingent underwriting compensation in the event a business combination is not consummated and our trust account is liquidated to our public stockholders as part of our plan of dissolution and liquidation.

(4)

The expenses attributable to this offering are estimated to be approximately $450,000.

The above table does not include a placement fee payable by us to Maxim Group LLC, in its capacity as placement agent for the private placement of 250,000 units at $6.00 per unit that will occur immediately prior to this offering. The placement fee equals 4% of the gross proceeds ($60,000, or $.24 per unit) of the private placement and a non-accountable expense allowance equal to 1% of the gross proceeds ($15,000, or $.06 per unit) of the private placement. In addition, contingent placement fees in the amount of 4% of the gross proceeds ($60,000, or $.24 per unit) of the private placement will be held in the trust account and will be payable by us to Maxim Group LLC upon consummation of a business combination.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriting agreement also provides that Maxim Group LLC will be paid a non-accountable expense allowance equal to 1% of the gross proceeds from the sale of the units offered by this prospectus ($50,000 of which has been previously advanced to Maxim Group LLC),exclusive of any units purchased on exercise of the over-allotment option. In the event the offering is terminated, Maxim Group LLC will return to us the amount previously advanced by us less Maxim Group LLC’s actual out-of-pocket expenses incurred in connection with the offering.

We estimate that the total expenses of the offering payable by us, not including underwriting discounts, commissions, the non-accountable expense allowance and not taking into consideration the underwriters’ over-allotment option, will be approximately $450,000. These expenses include, but are not limited to, SEC registration fees, NASD filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses, transfer agent fees and blue sky fees and expenses.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $ ___ per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $ ___ per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

We have agreed to sell to Maxim Group LLC and Legend Merchant Group, Inc. for $100, an option to purchase up to a total of 192,500 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option commences on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 192,500 units, the 192,500 shares of common stock and the 385,000 warrants underlying such units, and the 385,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, such units will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of such units.

We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the

NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 3% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

For a period of no less than two years after the date of the prospectus, we have agreed to engage a designee of Maxim Group LLC as an advisor to our board of directors, where such advisor shall attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, such advisor shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are

“qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except  in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director ,officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Such firm has previously represented Maxim Group LLC and expects to do so again in the future. Lowenstein Sandler PC is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Marcum & Kliegman, LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Marcum & Kliegman, LLP are included in reliance upon their report given upon the authority of Marcum & Kliegman, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Affinity Media International Corp.
(A Development Stage Enterprise)
Table of Contents to Financial Statements

Audited Financial Statements as of December 31,
2005 and for the period August 12, 2005
(Inception) to December 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Affinity Media International Corp.

We have audited the accompanying balance sheet of Affinity Media International Corp. (a development stage enterprise) (the “Company”) as of December 31, 2005, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from August 12, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Affinity Media International Corp. (a development stage enterprise) as of December 31, 2005 and the results of its operations and its cash flows for the period from August 12, 2005 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP
New York, New York
February 17, 2006, except for Note 7,
as to which the date is March 30, 2006,
and paragraph 6 of Note 1, as to which
the date is May 23, 2006

Affinity Media International Corp.
(A Development Stage Enterprise)

BALANCE SHEET
December 31, 2005

ASSETS
CURRENT ASSETS
Cash	$105,641
Total current assets	105,641

DEFERRED OFFERING COSTS	141,356

TOTAL ASSETS	$246,997

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued expenses	$14,352
Total current liabilities	14,352

NOTES PAYABLE – RELATED PARTIES	235,000

TOTAL LIABILITIES	249,352

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock – $.0001 par value; authorized 1,000,000; none issued and outstanding	—
Common stock – $.0001 par value; authorized 15,000,000; 750,000 issued and outstanding	75
Additional paid-in capital	24,925
Deficit accumulated during the development stage	(27,355)

TOTAL STOCKHOLDERS’ DEFICIT	(2,355)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$246,997

See notes to financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)

STATEMENT OF OPERATIONS
For the Period from August 12, 2005 (Inception) to December 31, 2005

EXPENSES

Formation and operating costs	$27,355

NET LOSS	$(27,355)

Basic and Diluted Loss Per
Common Share	$(0.04)

Weighted Average Common Shares
Basic and Diluted	750,000

See notes to financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the Period from August 12, 2005 (Inception) through December 31, 2005

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)
	Shares(1)	Amount

Common stock issued on August 12, 2005 at $0.033 per share	750,000	$75	$24,925	$—	$25,000

Net loss	—	—	—	(27,355)	(27,355)

BALANCE – December 31, 2005	750,000	$75	$24,925	$(27,355)	$(2,355)

——————

(1)

Share amounts have been restated to reflect a stock dividend, effected on February 13, 2006, of .2 shares of common stock for each outstanding share of common stock at December 31, 2005.

See notes to financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS
For the Period from August 12, 2005 (Inception) to December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(27,355)

Changes in operating assets and liabilities:

Accrued expenses	14,352

NET CASH USED IN OPERATING ACTIVITIES	(13,003)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party notes payable	235,000
Proceeds from the sale of common stock	25,000
Deferred offering costs	(81,356)
Repayment of advance from founding stockholder	(60,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	118,644

NET INCREASE IN CASH	105,641

CASH – August 12, 2005 (Inception)	—

CASH – December 31, 2005	$105,641

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:

Interest	$—
Income taxes	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTION

Deferred offering costs advanced from founding stockholder	$60,000

See notes to financial statements.

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization, Business and Operations

Affinity Media International Corp. (a development stage enterprise) (“Affinity” or the “Company”) was incorporated in Delaware on August 12, 2005 as a blank check company whose objective is to acquire an operating business or businesses in the publishing industry located in the United States.

At December 31, 2005, the Company had not yet commenced any operations. All activity through December 31, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Development Stage Enterprises, since planned principal operations have not yet commenced.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) and a private placement (“Private Placement”) both of which are discussed in Note 3. Substantially all of the net proceeds of the Proposed Offering and the Private Placement are intended to be generally applied toward consummating a business combination with an operating business or businesses in the publishing industry (“Business Combination”). Pursuant to the agreement with the Underwriter (see Note 3), the Company’s initial Business Combination must be with a business or businesses having a collective fair market value, as determined by the board of directors of the Company, equal to at least 80% of the Company’s net assets at the time of such acquisition. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Proposed Offering and the Private Placement, after payment of certain amounts to the Underwriter, and before the payment of certain expenses, an amount equal to 100% of the gross proceeds from the Proposed Offering will be held in a trust account (“Trust Account”) and invested in government securities until the earlier of the consummation of the Company’s first Business Combination or the Company’s dissolution and liquidation of the Trust Account to the Company’s Public Stockholders (as defined below) as part of any plan of dissolution and liquidation approved by a majority of the Company’s stockholders. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting expenses, as well as due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business or businesses, will submit such transaction for stockholder approval. All of the Company’s stockholders prior to the Proposed Offering and the Private Placement, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their founding shares of common stock, consisting of 750,000 shares owned at December 31, 2005, in accordance with the vote of the majority in interest of the Public Stockholders (see below) of the Company with respect to any Business Combination. One of the Founding Stockholders and two non-affiliated accredited investors have agreed that the shares of common stock they intend to acquire through the Private Placement immediately prior to the Proposed Offering, consisting of 250,000 shares of common stock and any other shares acquired in the aftermarket, will be voted in favor of the Business Combination. The Company will proceed with a Business Combination only if a majority of the shares of common stock included in the units sold in the Proposed Offering and the Private Placement and cast at the meeting are voted in favor of the Business Combination, and Public Stockholders (see below) owning 27.26% or a lesser amount of the shares issued in the Proposed Offering exercise their conversion rights, as described below, and provided further, that the board of directors and officers of the Company may, in the exercise of their business judgment, stipulate any percentage lower than 27.26% as a condition to the closing of a Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

The holders of the Company’s shares of common stock issued in connection with the Proposed Offering or acquired in the aftermarket, excluding shares held by the Company’s officers and directors, their nominees or designees, shares held by the two non-affiliated accredited investors, all of which were acquired in the Private Placement and also excluding the shares acquired prior to the Proposed Offering and the Private Placement, represent the shares held by the public stockholders (“Public Stockholders”). Pursuant to the Company’s amended certificate of incorporation, with respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash. The per share conversion price will be equal to the original purchase price of the Units issued in the Proposed Offering (See Note 3). Accordingly, Public Stockholders holding up to 27.26% of the number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization, Business and Operations, continued

The Company’s Amended Certificate of Incorporation filed on May 23, 2006 provides for mandatory liquidation of the Trust Account to the Company’s Public Stockholders in connection with a dissolution approved by a majority of the Company’s stockholders in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. All of the Company’s Founding Stockholders and the stockholders who acquired shares of common stock in the Private Placement have agreed to vote such shares and any shares of common stock acquired in the Proposed Offering or in the aftermarket in favor of a plan of dissolution and liquidation. In the event of the liquidation of the Trust Account in connection with the Company’s dissolution approved by a majority of the Company’s stockholders, the per share value of the residual assets remaining available for distribution (including Trust Fund assets) is expected to be equal to the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Effective February 13, 2006, the Company issued a stock dividend (See Note 10).

NOTE 2 – Summary of Significant Accounting Policies

Concentrations of Credit Risk – Cash

The Company maintains its cash with various financial institutions, which exceed Federally insured limits throughout the period. As of December 31, 2005, the Company had cash on deposit of approximately $5,600 in excess of the Federally insured limit.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $10,900. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 – Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 2,750,000 units (“Units”) at $6.00 per unit, for a total of $16,500,000. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each warrant shall become exercisable commencing upon the later of the completion of a Business Combination with a target business or one year from the effective date of the Proposed Offering and shall expire four years from the effective date of the Proposed Offering. The Warrants will be redeemable, in whole and not in part, at a price of $.01 per Warrant upon thirty (30) days prior written notice at any time after the Warrants become exercisable, only in the event that the average closing sales price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a thirty (30) trading day period ending three business days prior to the date on which notice of redemption is given.

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Proposed Offering, continued

Immediately prior to the Proposed Offering, one of the Founding Stockholders and two non-affiliated accredited investors have agreed to purchase from the Company an aggregate of 250,000 Units at $6.00 per Unit (the “Private Placement”), for a total of $1,500,000. These Units consist of the same common stock and warrants as offered by the Company in the Proposed Offering. The shares and warrants comprising the Private Placement units may not be sold, assigned or transferred until after the Company consummates a Business Combination. Thereafter, under certain conditions, the shares held by the Founding Stockholders, including the shares acquired through the Private Placement by one of the founding stockholders and two non-affiliated accredited investors, include certain piggyback and other registration rights that may be demanded by those stockholders.

If, at any time within five years of a business combination, the Company’s publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, the Company’s Chief Executive Officer, President and Chief Operating Officer, so long as they are either an officer, employee or consultant to the Company, will be granted warrants allowing them to purchase an aggregate of 200,000 shares of the Company’s common stock at an exercise price of $.10 per share.  If, at any time within five years of a business combination, the Company’s publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period these same officers, so long as they are either an officer, employee or consultant to the Company, will be granted warrants allowing them to purchase an additional 227,000 shares, in the aggregate, of the Company’s common stock at an exercise price of $.10 per share.  All such warrants will be exercisable for a period of five years from the date on which they are granted.

The Company has signed an engagement letter with Maxim Group LLC (“Underwriter”) which provides for the payment of an underwriting discount of 4% of the public offering price and a non-accountable expense allowance of 1% of the public offering price, at the closing of the Proposed Offering. In addition, the engagement letter provides for the payment of additional underwriting compensation in the amount of 4% of the public offering price, payable upon consummation of a Business Combination and then only with respect to those units as to which the component shares have not been converted and funds returned to the investor. The Underwriter has agreed to forfeit this contingent underwriting compensation in the event a Business Combination is not consummated. Pursuant to the agreement with the Underwriter, the Company has agreed to engage, for a period of two years from the date of the prospectus, a designee of the Underwriter as an advisor to its board of directors. In addition, the Company has engaged the Underwriter, on a non-exclusive basis, as the Company’s agent for the solicitation of the exercise of the warrants. The Company has agreed to pay the Underwriter a commission equal to 3% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the Underwriter.

The Company has also agreed to issue to Maxim Group LLC and Legend Merchant Group, Inc., in the aggregate, upon the closing of the Proposed Offering, for $100, an option to purchase up to a total of 192,500 Units at $6.60 per Unit (the “Unit Purchase Option”). The Units issuable upon the exercise of this option are identical to those offered in the Proposed Offering except that the exercise price of the Units underlying such purchase option is $6.60 per Unit. The Unit Purchase Option is exercisable on the later of the consummation of a Business Combination or one year after the effective date of the Proposed Offering. The Company intends to account for the fair value of the Unit Purchase Option, inclusive of the receipt of the $100 cash payment, as a cost of the public offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this Unit Purchase Option is approximately $574,200 ($2.98 per Unit), as of February 10, 2006, using a Black-Scholes option-pricing model. The fair value of the Unit Purchase Option is estimated as of the date of grant using the following assumptions: (1) expected volatility of 55.12%, (2) risk-free interest rate of 4.55%, (3) a dividend rate of 0% and (4) expected life of 5 years.

NOTE 4 – Deferred Offering Costs

Deferred offering costs consist principally of underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – Notes Payable – Related Party

The Company has notes payable aggregating $235,000 from American Consulting Corp., an affiliate of one of the Founding Stockholders, and from another of the Founding Stockholders, both of whom are also officers of the Company. Such parties have agreed that such loans are non-interest bearing and shall be payable on the earlier of June 30, 2007 or the consummation of the Proposed Offering.

NOTE 6 – Related Parties

Prior to the formation of the Company, affiliates of Peter Engel, one of the Company’s Founding Stockholders, paid certain of the Company’s legal costs aggregating $60,000, which have been recorded as deferred offering costs. During the period ended December 31, 2005, the Company repaid this amount to the affiliates.

NOTE 7 – Common Stock

The Company is authorized to issue 50,000,000 shares of common stock at a par value of $0.0001 per share. On March 30, 2006, the Company’s Board of Directors reduced to 15,000,000 the number of shares of common stock that the Company is authorized to issue. On August 12, 2005, the Company issued 750,000 shares (as restated for the stock dividend during February 2006) for $25,000 in cash, or $0.03 per share.

NOTE 8 – Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 9 – Commitments

The Company presently occupies office space provided by an affiliate of a Founding Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering. Upon completion of a Business Combination or the distribution of the trust account to the Public Stockholders, the Company will no longer be required to pay this monthly fee.

After the consummation of a Business Combination, the Company expects to pay two of the Company’s directors, Mr. Arthur and Mr. Jaffe, $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such Business Combination, should they agree to remain on the Company’s board of directors and if the Company’s stockholders approve such payments. Additionally, as part of their compensation as directors, the Company is considering issuing both Mr. Arthur and Mr. Jaffe options to purchase shares of the Company’s common stock upon consummation of a Business Combination and implementation of a stock option plan, should they agree to remain on the Company’s board of directors. The Company has not yet entered into any formal agreements with regard to these matters. If the Company does enter into such formal agreements with Mr. Arthur and Mr. Jaffe, at the time that such agreements become operative, Messrs. Arthur and Jaffe may no longer qualify as independent directors on the Company’s board of directors, and if necessary, the Company would need to locate additional directors to serve as independent directors on its board of directors.

NOTE 10 – Stock Dividend

Effective February 13, 2006, the Company’s Board of Directors authorized a stock dividend of .2 shares of common stock for each outstanding share of common stock as of December 31, 2005. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect the stock dividend.

Affinity Media International Corp.
(A Development Stage Enterprise)

CONDENSED BALANCE SHEET
March 31, 2006
(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$57,682
Total current assets	57,682

DEFERRED OFFERING COSTS	170,396

TOTAL ASSETS	$228,078

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued expenses	$34,754
Total current liabilities	34,754

NOTES PAYABLE – RELATED PARTIES	235,000

TOTAL LIABILITIES	269,754

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock – $.0001 par value; authorized 1,000,000; none issued and outstanding	—
Common stock – $.0001 par value; authorized 15,000,000; 750,000 issued and outstanding	75
Additional paid-in capital	24,925
Deficit accumulated during the development stage	(66,676)

TOTAL STOCKHOLDERS’ DEFICIT	(41,676)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$228,078

See notes to condensed financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2006	For the Period from August 12, 2005 (Inception) to March 31, 2006

EXPENSES

Formation and operating costs	$39,321	$66,676

NET LOSS	$(39,321)	$(66,676)

Basic and Diluted Loss Per Common Share	$(0.05)

Weighted Average Common Shares Basic and Diluted	750,000

See notes to condensed financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(Unaudited)

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)
	Shares(1)	Amount

Common stock issued on August 12, 2005 at $0.033 per share	750,000	$75	$24,925	$—	$25,000

Net loss	—	—	—	(27,355)	(27,355)

BALANCE – December 31, 2005	750,000	$75	$24,925	$(27,355)	$(2,355)

Net loss	—	—	—	(39,321)	(39,321)

BALANCE – March 31, 2006	750,000	$75	$24,925	$(66,676)	$(41,676)

——————

(1)

Share amounts have been restated to reflect a stock dividend, effected on February 13, 2006, of .2 shares of common stock for each outstanding share of common stock at December 31, 2005.

See notes to condensed financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31, 2006	For the Period from August 12, 2005 (Inception) to March 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(39,321)	$(66,676)

Changes in operating assets and liabilities:

Accrued expenses	20,402	34,754

NET CASH USED IN OPERATING ACTIVITIES	(18,919)	(31,922)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party notes payable	—	235,000
Proceeds from the sale of common stock	—	25,000
Deferred offering costs	(29,040)	(110,396)
Repayment of advance from founding stockholder	—	(60,000)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(29,040)	89,604

NET (DECREASE) INCREASE IN CASH	(47,959)	57,682

CASH – Beginning	105,641	—

CASH – Ending	$57,682	$57,682

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:

Interest	$—	$—
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTION

Deferred offering costs advanced from founding stockholder	$—	$60,000

See notes to condensed financial statements.

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – Organization, Business and Operations

Affinity Media International Corp. (a development stage enterprise) (“Affinity” or the “Company”) was incorporated in Delaware on August 12, 2005 as a blank check company whose objective is to acquire an operating business or businesses in the publishing industry located in the United States.

At March 31, 2006, the Company had not yet commenced any operations. All activity through March 31, 2006 relates to the Company’s formation and the proposed public offering described below. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Development Stage Enterprises, since planned principal operations have not yet commenced.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) and a private placement (“Private Placement”) both of which are discussed in Note 4. Substantially all of the net proceeds of the Proposed Offering and the Private Placement are intended to be generally applied toward consummating a business combination with an operating business or businesses in the publishing industry (“Business Combination”). Pursuant to the agreement with the Underwriter (see Note 4), the Company’s initial Business Combination must be with a business or businesses having a collective fair market value, as determined by the board of directors of the Company, equal to at least 80% of the Company’s net assets at the time of such acquisition. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Proposed Offering and the Private Placement, after payment of certain amounts to the Underwriter, and before the payment of certain expenses, an amount equal to 100% of the gross proceeds from the Proposed Offering will be held in a trust account (“Trust Account”) and invested in government securities until the earlier of the consummation of the Company’s first Business Combination or the Company’s dissolution and liquidation of the Trust Account to the Company’s Public Stockholders (see below) as part of any plan of dissolution and liquidation approved by a majority of the Company’s stockholders. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting expenses, as well as due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business or businesses, will submit such transaction for stockholder approval. All of the Company’s stockholders prior to the Proposed Offering and the Private Placement, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their founding shares of common stock, consisting of 750,000 shares owned at March 31, 2006, in accordance with the vote of the majority in interest of the Public Stockholders (see below) of the Company with respect to any Business Combination. One of the Founding Stockholders and two non-affiliated accredited investors have agreed that the shares of common stock they intend to acquire through the Private Placement immediately prior to the Proposed Offering, consisting of 250,000 shares of common stock and any other shares acquired in the aftermarket, will be voted in favor of the Business Combination. The Company will proceed with a Business Combination only if a majority of the shares of common stock included in the units sold in the Proposed Offering and the Private Placement and cast at the meeting are voted in favor of the Business Combination, and Public Stockholders (see below) owning 27.26% or a lesser amount of the shares issued in the Proposed Offering exercise their conversion rights, as described below, and provided further, that the board of directors and officers of the Company may, in the exercise of their business judgment, stipulate any percentage lower than 27.26% as a condition to the closing of a Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

The holders of the Company’s shares of common stock issued in connection with the Proposed Offering or acquired in the aftermarket, excluding shares held by the Company’s officers and directors, their nominees or designees, shares held by the two non-affiliated accredited investors, all of which were acquired in the Private Placement and also excluding the shares acquired prior to the Proposed Offering and the Private Placement, represent the shares held by the public stockholders (“Public Stockholders”). Pursuant to the Company’s amended certificate of incorporation, with respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – Organization, Business and Operations, continued

shares into cash. The per share conversion price will be equal to the original purchase price of the Units issued in the Proposed Offering (See Note 4). Accordingly, Public Stockholders holding up to 27.26% of the number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.

The Company’s Amended Certificate of Incorporation filed on May 23, 2006 provides for mandatory liquidation of the Trust Account to the Company’s Public Stockholders in connection with a dissolution approved by a majority of the Company’s stockholders in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. All of the Company's Founding Stockholders and the stockholders who acquired shares of common stock in the Private Placement have agreed to vote such shares and any shares of common stock acquired in the Proposed Offering or in the aftermarket in favor of a plan of dissolution and liquidation. In the event of the liquidation of the Trust Account in connection with the Company’s dissolution approved by a majority of the Company’s stockholders, the per share value of the residual assets remaining available for distribution (including Trust Fund assets) is expected to be equal to the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 4).

Effective February 13, 2006, the Company issued a stock dividend (See Note 11).

NOTE 2 – Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. In the opinion of management, such statements include all adjustments, (consisting of normal and recurring adjustments), which are, necessary for the fair presentation of the Company’s financial position as of March 31, 2006 and the results of operations and cash flows at the dates and for the periods indicated.  Pursuant to the requirements of the Securities and Exchange Commission (the “SEC”) applicable to interim financial statements, the accompanying financial statements do not include all of the disclosures required by GAAP for annual financial statements. While the Company believes that the disclosures presented are adequate to make the information not misleading, these unaudited interim condensed financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2005 included elsewhere herein this document. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2006.

NOTE 3 – Summary of Significant Accounting Policies

Concentrations of Credit Risk – Cash

The Company maintains its cash with various financial institutions, which may exceed Federally insured limits. As of March 31, 2006, the Company had cash on deposit that was not in excess of the Federally insured limit.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $27,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at March 31, 2006.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – Summary of Significant Accounting Policies, continued

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 – Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 2,750,000 units (“Units”) at $6.00 per unit, for a total of $16,500,000. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each warrant shall become exercisable commencing upon the later of the completion of a Business Combination with a target business or one year from the effective date of the Proposed Offering and shall expire four years from the effective date of the Proposed Offering. The Warrants will be redeemable, in whole and not in part, at a price of $.01 per Warrant upon thirty (30) days prior written notice at any time after the Warrants become exercisable, only in the event that the average closing sales price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a thirty (30) trading day period ending three business days prior to the date on which notice of redemption is given.

Immediately prior to the Proposed Offering, one of the Founding Stockholders and two non-affiliated accredited investors have agreed to purchase from the Company an aggregate of 250,000 Units at $6.00 per Unit (the “Private Placement”), for a total of $1,500,000. These Units consist of the same common stock and warrants as offered by the Company in the Proposed Offering. The shares and warrants comprising the Private Placement units may not be sold, assigned or transferred until after the Company consummates a Business Combination. Thereafter, under certain conditions, the shares held by the Founding Stockholders, including the shares acquired through the Private Placement by one of the founding stockholders and two non-affiliated accredited investors, include certain piggyback and other registration rights that may be demanded by those stockholders. As of May 19, 2006, proceeds of $1,500,000 were received and are being held by the Trustee of the Trust Account.

If, at any time within five years of a business combination, the Company’s publicly-traded common stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, the Company’s Chief Executive Officer, President and Chief Operating Officer, so long as they are either an officer, employee or consultant to the Company, will be granted warrants allowing them to purchase an aggregate of 200,000 shares of the Company’s common stock at an exercise price of $.10 per share. If, at any time within five years of a business combination, the Company’s publicly-traded common stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period these same officers, so long as they are either an officer, employee or consultant to the Company, will be granted warrants allowing them to purchase an additional 227,000 shares, in the aggregate, of the Company’s common stock at an exercise price of $.10 per share. All such warrants will be exercisable for a period of five years from the date on which they are granted.

The Company has signed an engagement letter with Maxim Group LLC (“Underwriter”) which provides for the payment of an underwriting discount of 4% of the public offering price and a non-accountable expense allowance of 1% of the public offering price, at the closing of the Proposed Offering. In addition, the engagement letter provides for the payment of additional underwriting compensation in the amount of 4% of the public offering price, payable upon consummation of a Business Combination and then only with respect to those units as to which the component shares have not been converted and funds returned to the investor. The Underwriter has agreed to forfeit this

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 – Proposed Offering, continued

contingent underwriting compensation in the event a Business Combination is not consummated. Pursuant to the agreement with the Underwriter, the Company has agreed to engage, for a period of two years from the date of the prospectus, a designee of the Underwriter as an advisor to its board of directors. In addition, the Company has engaged the Underwriter, on a non-exclusive basis, as the Company’s agent for the solicitation of the exercise of the warrants. The Company has agreed to pay the Underwriter a commission equal to 3% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the Underwriter.

The Company has also agreed to issue to Maxim Group LLC and Legend Merchant Group, Inc., in the aggregate, upon the closing of the Proposed Offering, for $100, an option to purchase up to a total of 192,500 Units at $6.60 per Unit (the “Unit Purchase Option”). The Units issueable upon the exercise of this option are identical to those offered in the Proposed Offering except that the exercise price of the Units underlying such purchase option is $6.60 per Unit. The Unit Purchase Option is exercisable on the later of the consummation of a Business Combination or one year after the effective date of the Proposed Offering. The Company intends to account for the fair value of the Unit Purchase Option, inclusive of the receipt of the $100 cash payment, as a cost of the public offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this Unit Purchase Option is approximately $677,100 ($3.52 per Unit), as of May 18, 2006, using a Black-Scholes option-pricing model. The fair value of the Unit Purchase Option is estimated as of the date of grant using the following assumptions: (1) expected volatility of 68.03%, (2) risk-free interest rate of 4.96%, (3) a dividend rate of 0% and (4) expected life of 5 years.

NOTE 5 – Deferred Offering Costs

Deferred offering costs consist principally of underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

NOTE 6 – Notes Payable – Related Party

The Company has notes payable aggregating $235,000 from American Consulting Corp., an affiliate of one of the Founding Stockholders, and from another of the Founding Stockholders, both of whom are also officers of the Company. Such parties have agreed that such loans are non-interest bearing and shall be payable on the earlier of June 30, 2007 or the consummation of the Proposed Offering.

NOTE 7 – Related Parties

Prior to the formation of the Company, affiliates of Peter Engel, one of the Company’s Founding Stockholders, paid certain of the Company’s legal costs aggregating $60,000, which have been recorded as deferred offering costs. During the period ended December 31, 2005, the Company repaid this amount to the affiliates.

NOTE 8 – Common Stock

The Company was originally authorized to issue 50,000,000 shares of common stock at a par value of $0.0001 per share. On March 30, 2006, the Company’s Board of Directors reduced to 15,000,000 the number of shares of common stock that the Company is authorized to issue. On August 12, 2005, the Company issued 750,000 shares (as restated for the stock dividend during February 2006) for $25,000 in cash, or $0.03 per share.

NOTE 9 – Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – Commitments

The Company presently occupies office space provided by an affiliate of a Founding Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering. Upon completion of a Business Combination or the distribution of the trust account to the Public Stockholders, the Company will no longer be required to pay this monthly fee.

After the consummation of a Business Combination, the Company expects to pay two of the Company’s directors, Mr. Arthur and Mr. Jaffe, $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such Business Combination, should they agree to remain on the Company’s board of directors and if the Company’s stockholders approve such payments. Additionally, as part of their compensation as directors, the Company is considering issuing both Mr. Arthur and Mr. Jaffe options to purchase shares of the Company’s common stock upon consummation of a Business Combination and implementation of a stock option plan, should they agree to remain on the Company’s board of directors. The Company has not yet entered into any formal agreements with regard to these matters. If the Company does enter into such formal agreements with Mr. Arthur and Mr. Jaffe, at the time that such agreements become operative, Messrs. Arthur and Jaffe may no longer qualify as independent directors on the Company’s board of directors, and if necessary, the Company would need to locate additional directors to serve as independent directors on its board of directors.

NOTE 11 – Stock Dividend

Effective February 13, 2006, the Company’s Board of Directors authorized a stock dividend of .2 shares of common stock for each outstanding share of common stock as of December 31, 2005. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect the stock dividend.

Until [                ], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$16,500,000 AFFINITY MEDIA INTERNATIONAL CORP. 2,750,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

		PROSPECTUS

		Maxim Group LLC Sole Book Runner Legend Merchant Group, Inc.
Prospectus Summary	1
Summary Financial Data	11
Risk Factors	12
Use of Proceeds	29
Dilution	33
Capitalization	34
Management’s Discussion and Analysis of Financial Condition and Results of Operations	35
Proposed Business	38
Management	51
Principal Stockholders	57
Certain Relationships and Related Transactions	59
Description of Securities	61
Underwriting	67
Legal Matters	73
Experts	73
Where You Can Find Additional Information	73	, 2006
Index to Financial Statements	F-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and Maxim Group LLC’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	$6,310.00
NASD filing fee	$5,880.00
Accounting fees and expenses	40,000.00
Printing and engraving expenses	50,000.00
Legal fees and expenses	250,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	46,810.00	(2)
Total	$450,000.00

——————

(1)

In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant’s common stock, approximately $2,400 for acting as warrant agent for the registrant’s warrants and approximately $1,800 for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Peter H. Engel	331,251
Howard Cohl	221,875
Peter Dombrowski	37,500
Michael Arthur	11,458
Marc E. Jaffe	11,458
Fred Tarter	11,458

Such shares were issued on August 12, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.04 per share.  No underwriting discounts or commissions were paid with respect to such sales. On February 13, 2006, our Board of Directors authorized a stock dividend of

.2 shares of common stock for each outstanding share of common stock, effectively lowering the initial purchase price to approximately $.033 per share.

Mr. Engel, our chief executive officer, and two non-affiliated accredited investors have agreed to purchase from us an aggregate of 250,000 units at $6.00 per unit in a private placement exempt under 4(2) of the Securities Act that will occur immediately prior to this offering. The two non-affiliated accredited investors are long time business associates of Mr. Engel. Each of such investors were furnished information about us and had the opportunity to verify such information. No advertising or general solicitation was employed in offering the securities to such investors and they are capable of analyzing the merits and risks of their investment and they understand the speculative nature of their investment. Maxim Group LLC will act as placement agent for the placement and will be entitled to an underwriting discount equal to 4% of the gross proceeds ($60,000, or $.24 per unit) of the private placement and a non-accountable expense allowance equal to 1% of the gross proceeds ($15,000, or $.06 per unit) of the private placement. The net amount of $1,425,000 includes a contingent placement fee in the amount of 4% of the gross proceeds ($60,000, or $.24 per unit), which will be held in the trust account and will be paid to Maxim Group LLC only upon consummation of a business combination. Such units will be identical to the units sold in this offering. The shares and warrants comprising such units may not be sold, assigned or transferred until we consummate a business combination. The purchasers in the private placement will not have any right to any amounts payable upon liquidation of our trust account with respect to the shares included in such private placement units in the event we fail to consummate a business combination and dissolve pursuant to our plan of dissolution and liquidation. In the event that the filing of this registration statement was deemed to be a general solicitation in regard to the private placement, then the waiver of recission by the private placement investors may be void and the consideration received by us in connection therewith may have to be repaid. In such event, we would be adversely affected and we may have an obligation to fund this recission.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 26.7% of our issued and outstanding shares of common stock upon consummation of the offering (which figure includes shares underlying units purchased in the private placement by Mr. Engel, our chief executive officer, and two non-affiliated accredited investors).

Item 16. Exhibits and Financial Statement Schedules.

(a)

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealers Agreement.*
3.1	Amended and Restated Certificate of Incorporation, as amended.
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Ellenoff Grossman & Schole LLP.
10.1.1	Letter Agreement among the Registrant, Maxim Group LLC and Peter H. Engel. *
10.1.2	Letter Agreement among the Registrant, Maxim Group LLC and Howard Cohl. *
10.1.3	Letter Agreement among the Registrant, Maxim Group LLC and Peter Dombrowski. *
10.1.4	Letter Agreement among the Registrant, Maxim Group LLC and Michael Arthur. *
10.1.5	Letter Agreement among the Registrant, Maxim Group LLC and Marc E. Jaffe. *
10.1.6	Form of Letter Agreement among the Registrant, Maxim Group LLC and Fred Tarter. *
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.3	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders.*
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.5	Lease/Office Services Agreement dated August 12, 2005 by and among the Registrant and Silverback Books, Inc., as amended.*
10.6.1	Promissory Note, dated August 12, 2005, issued to Howard Cohl in the amount of $15,000, as amended.*
10.6.2	Promissory Note, dated August 12, 2005, issued to American Consulting Corp. in the amount of $220,000, as amended.*
10.7	Form of Unit Option Purchase Agreement between the Registrant and Maxim Group LLC.*
10.8	Placement Unit Agreement among the Registrant, Maxim Group LLC and certain stockholders.*
10.9	Form of Additional Warrant Issuance Side Letter between the Registrant and the Initial Stockholders.*
14	Code of Ethics*
23.1	Consent of Marcum & Kliegman, LLP
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
23.3	Consent of Book Industry Study Group*
24	Power of Attorney.*

——————

*

Previously filed

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment No.  5 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30 th day of May, 2006.

Affinity Media International Corp.

By:	/s/ Peter Engel
Peter H. Engel Chairman, Chief Executive Officer and Treasurer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peter Engel	Chairman, chief executive officer and treasurer (Principal Executive Officer)	May 30, 2006
Peter Engel

/s/ Howard Cohl*	President, secretary and director (Principal Financial & Accounting Officer)	May 30, 2006
Howard Cohl

/s/ Peter Dombrowski*	Chief operating officer and director	May 30, 2006
Peter Dombrowski

/s/ Michael Arthur*	Director	May 30, 2006
Michael Arthur

/s/ Marc E. Jaffe*	Director	May 30, 2006
Marc E. Jaffe

* By:	/s/ Peter Engel
Attorney-in-fact